As filed with the Securities and Exchange Commission on February 27, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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GLOBAL PAYMENTS INC.

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PROXY STATEMENT AND NOTICE OF

2020 ANNUAL MEETING OF SHAREHOLDERS

April 29, 2020

3550 Lenox Road

Atlanta, Georgia 30326

(770) 829-8000

March     , 2020

Dear Shareholder:

The board of directors and officers of Global Payments Inc. join me in extending to you a cordial invitation to attend our 2020 Annual Meeting of Shareholders. The meeting will be held on Wednesday, April 29, 2020, at 9:30 a.m. Eastern Daylight Time, at our offices at 3550 Lenox Road, Atlanta, GA 30326. At the annual meeting, shareholders will be asked to vote on four proposals set forth in the Notice of 2020 Annual Meeting of Shareholders and the proxy statement following this letter.

In the third quarter of 2019, we completed our merger with Total System Services, Inc., bringing together two industry leaders and positioning the new Global Payments as a premier pure play payments technology company at scale globally. Importantly, the merger accelerates our technology-enabled software-driven strategy, establishing Global Payments as a leading provider of integrated payment solutions, owned software in both merchant and issuing, and e-commerce and omni-channel capabilities. We are pleased to welcome the former shareholders of TSYS to our company and look forward to engaging with you.

Whether or not you plan to attend the annual meeting, it is important that your shares are represented and voted regardless of the size of your holdings. We urge you to vote promptly and submit your proxy via the internet, by telephone or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have submitted your proxy previously.

If you have any questions concerning the annual meeting and you are the shareholder of record of your shares, please contact our Investor Relations department at Investor.Relations@globalpay.com or (770) 829-8478. If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning the annual meeting.

We look forward to seeing you on April 29.

Sincerely,

Jeffrey S. Sloan	M. Troy Woods
Chief Executive Officer	Chairman of the Board

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

April 29, 2020 9:30 a.m. Eastern Daylight Time	3550 Lenox Road Atlanta, Georgia 30326

Items of Business

1.	To elect the twelve directors nominated by our board of directors and named in the proxy statement;

2.	To approve, on an advisory basis, the compensation of our named executive officers for 2019;

3.	To approve amendments to our articles of incorporation to eliminate the supermajority voting requirements; and

4.	To ratify the reappointment of Deloitte & Touche LLP, or Deloitte, as the Company’s independent public accounting firm for the year ending December 31, 2020.

The shareholders may also transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date

Close of business on March 6, 2020.

On March     , 2020, we mailed a notice of electronic availability of proxy materials to our shareholders. Only shareholders of record at the close of business on March 6, 2020 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. If you do not attend the annual meeting, you may vote your shares via the internet or by telephone, as instructed in the Notice of Electronic Availability of Proxy Materials, or if you received your proxy materials by mail, you may also vote by mail.

YOUR VOTE IS IMPORTANT

Submitting your proxy does not affect your right to vote in person if you attend the annual meeting. Therefore, we urge you to submit your proxy as soon as possible, regardless of whether or not you expect to attend the annual meeting. You may revoke your proxy at any time before its exercise by (i) delivering written notice of revocation to our Corporate Secretary, David L. Green, at 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326, (ii) submitting to us a duly executed proxy card bearing a later date, (iii) voting via the internet or by telephone at a later date, or (iv) appearing at the annual meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Corporate Secretary at or before the annual meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Eastern Daylight Time, on April 28, 2020.

When you submit your proxy, you authorize Jeffrey S. Sloan and David L. Green, or either one of them, each with full power of substitution, to vote your shares at the annual meeting in accordance with your instructions or, if no instructions are given, for the election of the director nominees; for the approval, on an advisory basis, of the compensation of our named executive officers; for the amendment to our articles of incorporation; and for the ratification of the reappointment of Deloitte as the Company’s independent public accounting firm. The proxies, in their discretion, are further authorized to vote on any adjournments or postponements of the annual meeting, for the election of one or more persons to the board of directors if any of the nominees becomes unable to serve or for good cause will not serve, on matters which the board does not know a reasonable time before making the proxy solicitations will be presented at the annual meeting, or any other matters which may properly come before the annual meeting and any postponements or adjournments thereto.

By Order of the Board of Directors,

David L. Green

Senior Executive Vice President, General Counsel and Corporate Secretary

Proxy Statement Summary

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete proxy statement and 2019 Annual Report before you vote.

2020 Annual Meeting of Shareholders

Date and Time:	Wednesday, April 29, 2020, at 9:30 a.m. Eastern Daylight Time

Place:	Our offices at 3550 Lenox Road, Atlanta, Georgia, 30326

Record Date:	March 6, 2020

Voting:	Holders of our common stock as of the close of business on the record date may vote at the annual meeting. Each shareholder is entitled to one vote per share for each director nominee and one vote per share for each of the other proposals described below.

Proposals and Voting Recommendations

Proposal	Board Vote Recommendation	Page Number
1 – Election of Twelve Directors	FOR each nominee	14
2 – Advisory Vote on Compensation of Our Named Executive Officers (“say-on-pay” vote)	FOR	35
3 – Approval of Amendments to our Articles of Incorporation to Eliminate the Supermajority Voting Requirements	FOR	67
4 – Ratification of the Reappointment of Our Independent Public Accounting Firm	FOR	69

Recent Developments

On September 18, 2019, we consummated our merger with Total System Services, Inc., or TSYS, pursuant to which TSYS merged with and into Global Payments, with Global Payments as the surviving company. The merger positions us as a leading pure play payments technology company providing innovative payments and software solutions to approximately 3.5 million merchant locations and over 1,300 financial institutions across more than 100 countries throughout North America, Europe, Asia Pacific and Latin America.

Business and Strategy

We seek to leverage the adoption of, and transition to, card, electronic and digital-based payments by expanding our share in our existing markets through our distribution channels and service innovation, as well as through acquisitions to improve our offerings and scale. We also seek to enter new markets through acquisitions, alliances and joint ventures around the world. We intend to continue to invest in and leverage our technology infrastructure and our people to increase our penetration in existing markets.

The key tenets of our strategy include the following:

•

Grow and control our direct distribution by adding new channels and partners, including expanding our ownership of additional enterprise software solutions with a payments overlay in select vertical markets;

•	Deliver innovative services by developing value-added applications, enhancing existing services and developing new systems and services to blend technology with customer needs;

•	Continue to develop seamless multinational solutions for leading global customers;

•	Leverage technology and operational advantages across our business segments and throughout our global footprint;

•	Provide customer service at levels that exceed our competition, while investing in technology, training and enhancements to our service offerings; and

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 1

•

Pursue potential domestic and international acquisitions of, investments in and alliances with companies that have high growth potential, significant market presence, sustainable distribution platforms and/or key technological capabilities.

2019 Performance Highlights

We experienced strong business and financial performance around the world during the year ended December 31, 2019. Highlights related to our financial condition and results of operations as of December 31, 2019 and for the year then ended include the following:

•	Consolidated revenues were $4,911.9 million and $3,366.4 million for the years ended December 31, 2019 and 2018, respectively. Consolidated revenues increased by 45.9% from 2018 to 2019.

•

Consolidated operating income was $791.4 million for the year ended December 31, 2019 compared to $737.1 million for 2018. Our operating margin for the year ended December 31, 2019 was 16.1%, compared to 21.9% for the year ended December 31, 2018.

•

Net income attributable to Global Payments was $430.6 million for the year ended December 31, 2019 compared to $452.1 million for 2018, and diluted earnings per share was $2.16 for the year ended December 31, 2019 compared to $2.84 for 2018.

•

Over the 12-month period from January 1, 2019 through December 31, 2019, our share price increased by approximately 78%, compared to an increase of approximately 28% in the S&P 500 index. Our share price from January 1, 2015 through December 31, 2019 relative to the performance of our peer group and the S&P 500 index, which we joined in April 2016, is shown in the graph below.

Total Shareholder Return vs. S&P 500 Index/Peer Company Average

2 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

Board and Corporate Governance Highlights

We have adopted leading governance practices that establish strong independent leadership in our boardroom and provide our shareholders with meaningful rights.

Corporate governance highlights include:

☑	Lead Independent Director
☑	Eleven out of twelve directors are non-employees
☑	Ten out of twelve directors are independent
☑	Five out of twelve directors are diverse in gender and/or ethnicity
☑	Annual election of directors
☑	Fully independent Audit, Compensation, and Governance and Nominating Committees
☑	Annual board and committee self-evaluations
☑	Proxy access for shareholders
☑	Majority voting for directors in uncontested elections
☑	Minimum stock ownership requirements for NEOs and directors (increased holding requirements for 2020)
☑	Limitations on outside board and audit committee service
☑	Greater than 75% director attendance at meetings
☑	Non-employee directors meet without management present
☑	Independent directors meet without non-independent directors present
☑	Code of business conduct and ethics for directors

The board has taken a thoughtful and deliberate approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and enable them to provide oversight of management to ensure accountability to our shareholders. In connection with the merger with TSYS, we increased the size of our board to twelve directors, six of whom were individuals designated by Global Payments, consisting of five independent directors of Global Payments and our Chief Executive Officer, and the remaining six designated by TSYS, consisting of five independent directors and TSYS’ former Chief Executive Officer. The newly constituted board includes five members who are diverse in gender and/or ethnicity.

The composition of our board consists of:

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 3

The board has identified the following key qualifications and experience that are important to be represented on the board as a whole in light of our current business strategy and expected needs. The charts below indicate how these qualifications are represented on our board. Information regarding each director’s skills and qualifications can be found within their individual biographies on pages 15-20.

indicates board representation of the qualification

Shareholder Outreach

We believe in providing transparent and timely information to our investors. Our senior management, including our Chief Executive Officer, President and Chief Operating Offer, and Chief Financial Officer, routinely provide information to and receive feedback from our investors in a wide variety of formats, including in our quarterly SEC filings, quarterly earnings conference calls, our Annual Report and proxy statement, regular investor conferences and roadshows, and meetings with individual investors. We have a staff of professionals in our Investor Relations department who are dedicated full time to respond to questions from shareholders and other investors about the Company and its performance.

4 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

2019 Outreach

During 2019, we held meetings with many of our top institutional investors, during which we discussed a variety of topics that are important to investors, including industry trends, environmental, social and governance, or ESG, matters, Company performance and operations, and short and long-term strategic direction.

In 2019, we also conducted an expansive shareholder outreach program to gauge support for our executive compensation practices and corporate governance policies and to respond to shareholder input. Accordingly, our management, together with the Chairman of our Compensation Committee, engaged with twenty of our top twenty-four shareholders, including both active and passive investors, representing approximately 65% of our total shares outstanding, on the Company’s executive compensation program. The feedback we received from shareholders regarding our executive compensation program was positive, and the vast majority of shareholders voted in favor of our program. After evaluating the outcome of the 2019 advisory vote, shareholder feedback and input from our independent compensation consultant, the Compensation Committee determined that our executive compensation programs are aligned with our compensation philosophy and the Company strategy and decided not to make any material changes to the structure or principles of the program. Importantly, the general shareholder feedback we received indicated that our investors did not have significant issues with either our executive compensation program or the compensation mix of our Chief Executive Officer or any of our other officers.

Recent Corporate Governance Developments

As a result of engaging with our shareholders and keeping abreast of leading practices, we have taken actions with respect to corporate governance matters, including the following:

•	Declassified our board and implemented annual election of directors.

•	Appointed a lead independent director of the board.

•

Established a number of diversity initiatives to increase representation of diverse individuals in the Company and support and elevate our diverse employees, and enhanced our proxy disclosure with respect to such practices.

•	Issued our Global Responsibility Report.

•	Proposing at this annual meeting the amendments to our Articles of Incorporation to eliminate the supermajority voting requirements.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 5

Environmental Sustainability

We are committed to having a positive impact in the markets we serve and communities in which our employees live and work. In 2019, we issued our Global Responsibility Report, which details our recent achievements and initiatives to drive positive change across four pillars, Culture and Values, Environmental Sustainability, Community Impact and Corporate Responsibility. Our Global Responsibility Report (which is not incorporated into this proxy statement) can be found in the Investor Relations section of our website at https://investors.globalpaymentsinc.com. The following are some highlights of our environmental sustainability program:

Focusing on the Environment:

Reducing Energy Usage:

We are committed to enhancing energy efficiency across our facilities, including supporting renewable energy initiatives. It is our practice to procure new space in LEED or other green certified properties where possible.

Managing Waste:

We have implemented recycling initiatives to limit what we send to landfills and have a formal destruction of data policy to minimize e-waste. In all of our larger offices, our physical recycling policies extend to plastics and glass, and we are in the process of implementing a no Styrofoam initiative globally.

Data Space Initiaties

In the U.S., we are actively working to consolidate our data space footprint and are committed to evaluating the environmental impact and green efforts of the facilities where we lease storage capacity. Our largest data centers, which account for the majority of our domestic storage, have a number of green initiatives in place, including renewable power systems and rainwater harvesting and reclamation programs. We are also looking for new and innovative ways to reduce the impact our data has on the environment, which we are increasingly accomplishing through our move to the cloud.

Providing Alternative Transportation: As part of our effort to reduce our carbon footprint, all of our U.S. and a majority of our international offices are located close to public transit.

Diversity and Inclusion

Our Company has always prided itself on inclusiveness and embraces the diversity of its employees in all of our geographic regions. We currently do business in over 100 countries in North America, Europe, the Asia-Pacific region and Latin America, with employees living and working in 38 different countries. We believe that our business is strengthened by a diverse workforce that reflects the communities in which we operate.

In 2018 and continuing in 2019, we built on our history of diversity and inclusion by formally launching a diversity and inclusion initiative, which included establishing a Diversity and Inclusion Advisory Council chaired by our President and Chief Operating Officer and consisting of a representative group of our employees. As part of this initiative, we became a signatory to the CEO Action for Diversity and Inclusion™, which is the largest CEO-driven business commitment to advance diversity and inclusion in the workplace.

6 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

In 2019, we took the following actions with respect to our diversity and inclusion practices:

•  Expanded the Global Payments Women’s Network, an employee resource group which implements diversity initiatives related to women, including networking and training opportunities.

•  Launched the Global Payments Pride Network, an LGBTQIA employee resource group chaired by our General Counsel.

•  Received a 100 percent score on the Human Rights Campaign Foundation’s 2019 Corporate Equality Index™, which is the national benchmarking tool on corporate policies and practices pertinent to the LGBTQIA employees.

•  Launched the Global Payments Veterans Network, chaired by our Chief Financial Officer, which is committed to increasing veteran inclusion and hiring, and provides volunteer opportunities for Company employees to support veteran-related organization and events.

•  Launched our Inclusion and Diversity speaker series as an information resource for all employees around the world.

•  Committed to providing unconscious bias training beginning in 2019 to all of our executives and people managers.

•  Developed a recruitment strategy with the goal of attracting employees of diverse backgrounds.

In addition, we believe it is important that the makeup of our board reflects our commitment to diversity and inclusion and are proud that five of the twelve members of our board are diverse in gender or ethnicity. We will continue to measure our progress to ensure our initiatives and programs continue to support our diversity and inclusion goals.

Compensation Philosophy

We Do:	We Do Not:

☑ Tie pay to financial and share price performance

☑ Retain an independent compensation consultant

☑ Benchmark against our peer group

☑ Conduct an annual say-on-pay vote

☑ Adjust performance goals under our short-term incentive plan to reflect acquisition impacts

☑ Require Compensation Committee certification of performance results for purposes of NEOs’ compensation

☑ Employ “double-trigger” change-in-control compensation

☑ Have a clawback policy

☑ Impose minimum stock ownership thresholds and holding periods until such thresholds are met

☒ Provide for excise tax gross-ups

☒ Permit hedging or pledging of our stock

☒ Re-price or discount stock options or SARs

☒ Permit liberal share recycling or “net share counting” upon exercise of stock options or SARs

☒ Pay dividend equivalent rights on performance units

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 7

Core Compensation Components

Core Component	Objective Features	Page
Base Salary	Base salaries are intended to provide compensation consistent with our named executive officers’, or NEOs, responsibilities, experience and performance in relation to the marketplace.	44

Annual Cash Incentives	Our annual performance plan rewards short-term Company performance, while aligning the interests of our NEOs with those of our shareholders. For 2019, awards under our annual performance plan were determined based on specified goals for adjusted EPS, adjusted net revenue plus network fees and adjusted operating margin are described on Appendix A to this proxy statement.	44

Performance Units	Performance units are performance-based restricted stock units that, after a three- year performance period, may convert into a number of unrestricted shares depending on the average of the growth of our annual adjusted EPS for each of the three years in the performance period. Performance units are earned based on an achievement of an annual adjusted EPS growth target, as modified by the Company’s total shareholder return performance rank relative to the S&P 500 index over the three-year performance period.	47
Stock Options	Stock options vest in equal installments on each of the first three anniversaries of the grant date. Stock options are intended to provide a strong incentive for creation of long-term shareholder value, as stock options may be exercised for a profit only to the extent the price of our stock appreciates after the grant date.	48
Restricted Stock	Restricted stock granted as part of our annual compensation program vests in equal installments on each of the first three anniversaries of the grant date. Time-based restricted stock provides a retentive element to our compensation program, while tying the value of the award to the performance of our stock.	48

2019 Compensation Highlights

The following charts show the mix of total target compensation in 2019 (reflecting the new compensation targets for base salary and short-term cash incentive set upon completion of the merger with TSYS) for our Chief Executive Officer and the average of the other NEOs, as well as the portion of compensation that is subject to forfeiture (“at risk”) or performance-based.

CEO TOTAL TARGET COMPENSATION	OTHER NEOs TOTAL TARGET COMPENSATION*

*	Excludes Mr. Todd, who joined the Company on September 18, 2019.

8 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

Director Nominees

Name	Tenure	Principal Occupation	Non- Employee	Audit Committee	Compensation Committee	Governance and Nominating Committee	Technology Committee

M. Troy Woods	6 Months	Chairman of the Board	Yes

Kriss Cloninger III	6 Months	Former President, Aflac Inc.	Yes

Jeffrey S. Sloan	6 Years	Chief Executive Officer, Global Payments Inc.	No

F. Thaddeus Arroyo	6 Months	Chief Executive Officer, AT&T Consumer	Yes

Robert H.B. Baldwin, Jr.	4 Years	Former Vice Chairman, Heartland Payment Systems, Inc.	Yes

John G. Bruno	6 Years	Chief Operating Officer, Aon, plc	Yes

William I Jacobs	19 Years	Chairman and Interim CEO of Green Dot Corp.	Yes

Joia M. Johnson	6 Months	Chief Administrative Officer, Hanesbrands Inc.	Yes

Ruth Ann Marshall	14 Years	Former President of Americas, MasterCard International	Yes

Connie D. McDaniel	6 Months	Director, Virtus Mutual Fund Family	Yes

William B. Plummer	3 Years	Former Executive Vice President & Chief Financial Officer, United Rentals Inc.	Yes

John T. Turner	6 Months	Chairman of the Board, W.C. Bradley Co.	Yes

    Chair          Member

Named Executive Officers

Beginning on page 52, we provide specific data about the compensation of our NEOs as defined by rules promulgated by the Securities and Exchange Commission, or the SEC, for 2019. Our NEOs for the year ended December 31, 2019 were:

•	Jeffrey S. Sloan, Chief Executive Officer

•	Cameron M. Bready, President and Chief Operating Officer (and former Chief Financial Officer)

•	Paul M. Todd, Senior Executive Vice President and Chief Financial Officer

•	Dr. Guido F. Sacchi, Senior Executive Vice President and Chief Information Officer

•	David L. Green, Senior Executive Vice President, General Counsel and Corporate Secretary

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 9

Questions and Answers About Our Annual Meeting and this Proxy Statement

1. Why did I receive these materials?

This proxy statement is being furnished to solicit proxies on behalf of the board of directors of our Company for use at the 2020 annual meeting of shareholders and at any adjournments or postponements thereof. The annual meeting will be held at our offices at 3550 Lenox Road, Atlanta, Georgia, 30326 on Wednesday, April 29, 2020 at 9:30 a.m., Eastern Daylight Time.

2. What am I voting on and how does the board of directors recommend that I vote?

Our board of directors recommends that you vote FOR each of the following four proposals scheduled to be voted on at the meeting:

•	Proposal 1: Election of each of the twelve directors nominated by our board.

•	Proposal 2: Approval, on an advisory basis, of the compensation of the NEOs for 2019. This proposal is referred to as the “say-on-pay” proposal.

•	Proposal 3: Approval of amendments to our Articles of Incorporation to eliminate the supermajority voting requirements.

•	Proposal 4: Ratification of the reappointment of Deloitte as our independent public accounting firm for the year ending December 31, 2020.

3. Could other matters be decided at the annual meeting?

Yes. The shareholders may transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof. If any other matter properly comes before the meeting and you have submitted your proxy, the proxy holders will vote as recommended by the board or, if no recommendation is made, in their own discretion.

4. Why did I receive a mailed notice of internet availability of proxy materials instead of a full set of proxy materials?

As permitted by the SEC, we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the internet. The notice contains instructions on how to access this proxy statement and our Annual Report on Form 10-K and how to vote online or submit your proxy over the internet or by telephone. You will not receive a printed copy of the proxy materials in the mail unless you request one, which you may do by following the instructions contained in the notice. We encourage you to take advantage of the electronic availability of proxy materials to help reduce the cost and environmental impact of the annual meeting.

5. How do I vote?

If you received a notice of electronic availability, that notice provides instructions on how to vote by internet, by telephone or by requesting and returning a paper proxy card. You may submit your proxy voting instructions via the internet or telephone by following the instructions provided in the notice. The internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares, and to confirm that your voting instructions are properly recorded. If your shares are held in the name of a bank or a broker, the availability of internet and telephone voting will depend on the voting processes of the bank or broker. Therefore, we recommend that you follow the instructions on the form you receive. If you received a printed version of the proxy materials by mail, you may vote by following the instructions provided with your proxy materials and on your proxy card.

10 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

6. What if I change my mind after I vote?

Your submission of a proxy via the internet, by telephone or by mail does not affect your right to attend the annual meeting in person. You may revoke your proxy at any time before it is exercised in any of the following ways:

•

Deliver written notice of revocation to our Corporate Secretary at 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326, or submit to us a duly executed proxy card bearing a later date. To be effective, your notice of revocation or new proxy card must be received by our Corporate Secretary, David L. Green, at or before the annual meeting.

•

Change your vote via the internet or by telephone at a later date. To be effective, your vote must be received before 11:59 p.m., Eastern Daylight Time, on April 28, 2020, the day before the annual meeting.

•	Appear at the annual meeting and vote in person, regardless of whether you previously submitted a notice of revocation.

7. Who is entitled to vote?

All shareholders who owned shares of our common stock at the close of business on March 6, 2020 are entitled to vote at the annual meeting. On that date, there were              shares of common stock issued and outstanding, held by approximately              shareholders of record. Shareholders are entitled to one vote per share.

8. How many votes must be present to hold the annual meeting?

In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the annual meeting must be present, either in person or by proxy. This is referred to as a “quorum.” Abstentions and broker non-votes (described below) will be treated as present for purposes of establishing a quorum. If a quorum is not present, the annual meeting may be adjourned by the holders of a majority of the shares represented at the annual meeting. The annual meeting may be rescheduled at the time of the adjournment with no further notice of the reconvened meeting if the date, time and place of the reconvened meeting are announced at the adjourned meeting before its adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to the shareholders of record as of the new record date. An adjournment will have no effect on the business to be conducted at the meeting.

9. What are the voting standards for the proposals?

Proposal 1: Election of directors.    Election of the 12 directors nominated by our board requires the affirmative vote of a majority of the votes cast. That means that this proposal is approved if the number of shares voted “for” the proposal exceeds the number of shares voted “against” the proposal.

Proposal 2: Say-on-pay.    Approval, on an advisory basis, of the compensation of the NEOs for 2019 requires the affirmative vote of a majority of the votes cast. That means that this proposal is approved if the number of shares voted “for” the proposal exceeds the number of shares voted “against” the proposal.

Proposal 3: Elimination of supermajority voting requirements.    Approval of the amendments to our Articles of Incorporation to eliminate the supermajority voting requirements requires the affirmative vote of holders of a majority of our issued and outstanding shares of common stock as of March 6, 2020.

Proposal 4: Independent public accounting firm.    Approval of the ratification of the reappointment of Deloitte as our independent public accounting firm for the year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast. That means that this proposal is approved if the number of shares voted “for” the proposal exceeds the number of shares voted “against” the proposal.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 11

10. What is the difference between a “shareholder of record” and a “beneficial owner of shares held in street name?”

Shareholders of record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are the shareholder of record with respect to those shares, and we sent the notice of electronic availability directly to you. If you request copies of the proxy materials by mail, you will receive a proxy card.

Beneficial owners of shares held in street name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the notice of electronic availability was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request copies of the proxy materials by mail, you will receive a voting instruction form.

11. What happens if I do not return a proxy or do not give specific voting instructions?

Shareholders of record.    If you are a shareholder of record and you do not vote via the internet, by telephone or by mail, your shares will not be voted unless you attend the annual meeting to vote them in person. If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial owners of shares held in street name.    If you hold your shares in street name and do not provide voting instructions to your broker, your broker will have the discretionary authority to vote your shares only on proposals that are considered “routine.” The only proposal at the annual meeting that is considered routine is the ratification of the reappointment of our independent registered public accounting firm. All of the other proposals are considered “non-routine,” which means that your broker will not have the discretionary authority to vote your shares with respect to such proposals. Shares for which you do not provide voting instructions and a broker lacks discretionary voting authority are referred to as “broker non-votes.” Broker non-votes are counted as present for the purpose of establishing a quorum, but whether they are counted for purpose of voting on proposals depends on the voting standard for the particular proposal.

Abstentions and broker non-votes will have the same effect as a vote “against” the proposal to amend the Articles of Incorporation and will have no effect on the outcome of the vote to re-elect directors, approve the advisory vote on the compensation of the NEOs or ratify the appointment of Deloitte.

12. What should I do if I receive more than one proxy or voting instruction card?

Shareholders may receive more than one set of voting materials, including multiple copies of the notice of electronic availability, these proxy materials and proxy cards or voting instruction cards. For example, shareholders who hold shares in more than one brokerage account may receive separate notices for each brokerage account in which shares are held. Shareholders of record whose shares are registered in more than one name will receive more than one notice. You should vote in accordance with all of the notices you receive to ensure that all of your shares are counted.

13. Who pays the cost of proxy solicitation?

The cost of soliciting proxies will be borne by us. However, shareholders voting electronically (via phone or the internet) should understand that there may be costs associated with electronic access, such as usage charges from internet service providers or telephone companies. In addition to solicitation of shareholders of record by mail, telephone or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and we may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of common stock.

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14. May I propose actions for consideration at next year’s annual shareholder meeting?

Proposals for Inclusion in Next Year’s Proxy Statement (Rule 14a-8):    SEC rules permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. Proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy statement for the 2021 annual shareholder meeting must be received by our Corporate Secretary no earlier than                     , 2020 and no later than                     , 2020, which is 120 days before the one year anniversary of the mailing of this proxy statement.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access):    Our bylaws permit a shareholder (or a group of no more than 20 shareholders) owning 3% or more of our common stock continuously for at least three years to nominate up to an aggregate limit of two candidates or 20% of our board (whichever is greater) for inclusion in our proxy statement. Notice of such nominees must be received no earlier than                     , 2020 and no later than close of business on                     , 2020.

Other Business Proposals/Director Nominees:    Our bylaws also set forth the procedures that a shareholder must follow to nominate a candidate for election as a director or to propose other business for consideration at shareholder meetings, in each case, not submitted for inclusion in next year’s proxy statement (either under proxy access or Rule 14a-8), but instead to be presented directly at shareholder meetings. In each case, director nominations or proposals for other business for consideration at the 2021 annual shareholder meeting submitted under these bylaw provisions must be received by our Corporate Secretary between                     , 2020 and                     , 2020. Special notice provisions apply under the bylaws if the date of the annual meeting is more than 30 days before or 60 days after the anniversary date.

Our Corporate Secretary address is: 3550 Lenox Road, Suite 3000, Atlanta, GA 30326. Notice must include the information required by our bylaws, which are available without charge upon written request to our Corporate Secretary.

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements as defined in the Exchange Act and is subject to the safe harbors created therein. The forward-looking statements contained herein are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “committed,” “ensure,” or the negative of these terms or other similar expressions. Forward-looking statements are based on the beliefs and assumptions of our management and on currently available information. Accordingly, our future plans and expectations may not be achieved and our results could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our Annual Report on Form 10-K. We undertake no responsibility to publicly update or revise any forward-looking statement, except as required by law.

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Proposal One: Election of Directors

2020 Nominees for Director

Our board of directors, upon the recommendation of the Governance and Nominating Committee, has nominated the individuals identified on the following pages for election as directors. Each nominee is currently a director of Global Payments. The board believes that the qualifications and experience of the director nominees, as described below, will continue to contribute to an effective and well-functioning board. For information on the factors the board considers when evaluating candidates for nomination, see “Board and Corporate Governance — Board Membership Criteria” on page 22.

If elected, each nominee will continue to serve as a director until the Company’s 2021 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified or he or she resigns or is otherwise removed. Each nominee has agreed to serve as a director if elected.

In connection with our merger with TSYS, we amended our bylaws to provide that until the 2022 annual meeting of shareholders, the number of directors that comprises the entire board of directors will be twelve, unless changed by the affirmative vote of at least 75% of the board. Until the 2022 annual meeting of shareholders, no vacancy on the board created by the resignation, retirement, disqualification, removal from office or death of a director will be filled by the board, and the board will not nominate any individual to fill such vacancy, unless, in the case of a vacancy created by a continuing Global Payments director, not less than a majority of the continuing Global Payments directors then in office have approved the appointment or nomination (as applicable) to fill such vacancy and, in the case of a vacancy created by a continuing TSYS director, not less than a majority of the continuing TSYS directors then in office have approved the appointment or nomination (as applicable) to fill such vacancy.

Election Process

The Company has a majority voting standard to elect directors in uncontested elections of directors, such as this election. Under the majority voting standard, a nominee must receive a greater number of votes “FOR” than “AGAINST” his or her election. If an uncontested nominee who is already a director receives more “AGAINST” votes than “FOR” votes, that director will continue to serve as a “holdover director,” but is required to tender his or her resignation to the board. If the tendered resignation does not expressly require acceptance by the board, the resignation will become effective immediately, or upon the date set forth in the resignation, and there will be a vacancy on the board upon the effective date of the resignation. If the tendered resignation specifies that it is not effective until accepted by the board, the board has the discretion to accept or reject the resignation. In such a case, the Governance and Nominating Committee will promptly consider the tendered resignation and recommend to the board whether to accept or reject the tendered resignation. The Company will publicly disclose the board’s decision within 90 days from the date of the certification of the election results.

In each case, the director nominee, if elected, will serve a shorter term in the event of his or her resignation, retirement, disqualification, or removal from office or death. In the event that any of the nominees is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as they may select, subject to the guidelines set forth above. The affirmative vote of at least a majority of the votes cast with respect to the director nominee at the annual meeting at which a quorum is present is required for the election of each of the nominees. If a choice is specified on the proxy card by a shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted “FOR” each of the twelve nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR.

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Director Nominee Biographies

M. Troy Woods • Chairman since 2019 • Age 68

Skills and Qualifications: Mr. Woods’ qualifications to serve on the board include his extensive knowledge of TSYS’ business and the payments and technology industry gained through his more than 30 years’ experience at TSYS. In addition, Mr. Woods has valuable leadership and risk management skills and extensive experience in and knowledge of the payment services and financial services industries.

Prior to its merger with Global Payments in 2019, Mr. Woods served as Chairman, President and Chief Executive Officer of TSYS (July 2014 — September 2019); President and Chief Operating Officer of TSYS (December 2003 — July 2014); Executive Vice President of TSYS (1995 — 2003); Vice President of TSYS (1987 — 1995); Senior Vice President of Consumer Lending of AmSouth Bank (1982 — 1987); Senior Vice President for Card Services of United American Bank (1977 — 1979).

Kriss Cloninger III • Lead Independent Director • Independent director since 2019 • Compensation Committee • Age 72

Skills and Qualifications: Mr. Cloninger’s qualifications to serve on the board include his leadership skills, risk management experience, expertise in corporate strategy development, and experience as both the president and a principal financial officer of a public company with a strong international business.

Mr. Cloninger served as the President and member of the board of directors (2001 — 2017), and Chief Financial Officer (1992 — 2015) of Aflac Incorporated, an insurance holding company; and prior to that as Principal with KPMG LLP. Mr. Cloninger serves as a director of Tupperware Brands Corporation and is Chair of its Compensation Committee. He served on the board of TSYS from 2004 and as lead independent director of TSYS from 2017 until the closing of the company’s merger with Global Payments in September 2019.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 15

Jeffrey S. Sloan • Chief Executive Officer • Director since 2013 • Age 52

Skills and Qualifications: Mr. Sloan’s qualifications to serve on the board include his more than 26 years of experience in the financial services and technology industries, the in-depth knowledge of the Company he has obtained as our Chief Executive Officer since October 2013 (and formerly our President), his extensive experience with public companies and his strong leadership skills. In addition, he has significant experience with strategic transactions and mergers and acquisitions.

Mr. Sloan has served as Chief Executive Officer of the Company (since October 2013); President of the Company (June 2010 — June 2014); Partner, Goldman Sachs Group, Inc. (2004 — May 2010), where Mr. Sloan led the Financial Technology Group in New York and focused on mergers, acquisitions and corporate finance; Managing Director, Goldman Sachs Group, Inc. (2001 — 2004); Vice President, Goldman Sachs Group, Inc. (1998 — 2001); Director, FleetCor Technologies, Inc., a publicly-traded provider of fuel cards and workforce payment products and services (since July 2013).

F. Thaddeus Arroyo • Independent Director since September 2019 • Technology Committee (Chair) • Age 55

Skills and Qualifications: Mr. Arroyo’s qualifications to serve on the board include his experience in innovation, cyber-security and global business experience and mergers and acquisitions, in addition to his leadership skills and ability to manage technology innovation projects as he has done in various roles at AT&T.

Mr. Arroyo serves as the Chief Executive Officer of AT&T Consumer Business (since September 2019). He previously served as Chief Executive Officer of AT&T Business (2017 — September 2019); CEO of AT&T Mexico, LLC (January 2015 — December 2016); President-Technology Development of AT&T (September 2014 — January 2015); Chief Information Officer of AT&T (2007 — 2014); CIO at Cingular Wireless (2001 — 2007) and in various capacities with Sabre Inc. (1992 — 2001), including Senior Vice President of Product Marketing and Development.

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Robert H.B. Baldwin, Jr. • Independent Director since April 2019 • Director since April 2016 • Audit Committee • Age 65

Skills and Qualifications: Mr. Baldwin’s qualifications to serve on the board include his financial and industry experience, and in-depth knowledge of our business gained from his 16 years of service as a member of Heartland’s executive management team, as well as his many contributions to the growth and success of Heartland during his tenure.

Mr. Baldwin has served as Vice Chairman (an executive office), Heartland (June 2012 — April 2016); Interim Chief Financial Officer, Heartland (October 2013 — April 2014); President, Heartland (2007 — June 2012); Chief Financial Officer, Heartland and its predecessor, Heartland Payment Systems LLC (2000 — 2011); Chief Financial Officer, COMFORCE Corp., a publicly-traded staffing company (1998 — 2000); Managing Director, financial institutions advisory business of Smith Barney (1985 — 1998); Vice President, Citicorp (1980 — 1985). Mr. Baldwin currently serves as director of Boomtown Network, Inc., a private company that provides intelligent software and services (since May 2019).

John G. Bruno • Independent Director since June 2014 • Compensation Committee (Chair) • Technology Committee • Age 55

Skills and Qualifications: Mr. Bruno’s qualifications to serve on the board include his extensive executive leadership experience with technology, cyber-security and payments-related matters within the financial services industry through his prior position as Chief Information Officer, and current position as Chief Operations Officer, of Aon, plc, and his service in executive roles at NCR Corporation and Symbol Technologies, Inc.

Mr. Bruno has served as Chief Operating Officer (since February 2020), Chief Executive Officer, Data and Analytic Services, and member of the Executive Committee of Aon, plc, a publicly-traded global risk management service provider (since April 2017); Chief Operations Officer (April 2017 — February 2020); Executive Vice President of Enterprise Innovation and Chief Information Officer, Aon, plc (September 2014 — April 2017); Executive Vice President, Industry and Field Operations and Corporate Development, NCR Corporation, a publicly-traded technology company (November 2013 — September 2014), where Mr. Bruno chaired the company’s Enterprise Risk Management Committee; Executive Vice President and Chief Technology Officer, NCR Corporation (November 2011 — November 2013); Executive Vice President, Industry Solutions Group, NCR Corporation (2008 — October 2011); Managing Director, Goldman Sachs Group, Inc. (2007 — 2008); Managing Director, Merrill Lynch & Co., Inc. (2006 — 2007); Senior Vice President, General Manager, RFID Division of Symbol Technologies, Inc., a private information technology company (2005 — 2006); Senior Vice President, Corporate Development, Symbol Technologies, Inc. (2004 — 2005); Senior Vice President, Business Development, and Chief Information Officer, Symbol Technologies, Inc. (2002 — 2004).

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 17

William I Jacobs • Independent Director since 2001 • Compensation Committee • Governance and Nominating Committee • Age 78

Skills and Qualifications: Mr. Jacobs’ qualifications to serve on the board include his extensive executive management experience, leadership skills demonstrated throughout his 16-year tenure as our Chairman of the board or lead director, board expertise and legal training. The Board believes Mr. Jacobs will continue to provide leadership and consensus building skills on matters of strategic importance. Through his tenure on our board, Mr. Jacobs has acquired an unmatchable breadth of knowledge and understanding of our business, which allows him to offer a unique perspective on the Company’s strategies and operations.

Mr. Jacobs served as Chairman of the Company’s board of directors (June 2014 — September 2019); Lead Director of the Company’s board of directors (2003 — May 2014); Business Advisor (since August 2002); Managing Director and Chief Financial Officer of The New Power Company (2000 — 2002); Senior Executive Vice President, Strategic Ventures for MasterCard International (1999 — 2000); Executive Vice President, Global Resources for MasterCard International (1995 — 1999); Executive Vice President, Chief Operating Officer, Financial Security Assurance, Inc., a bond insurance company (1984 — 1994); Director, Asset Acceptance Capital Corp., a publicly-traded debt collection company that merged with Encore Capital Group, Inc. in June 2013 (2004 — June 2013); member of the board of directors of Green Dot Corporation, a publicly-traded financial services company (since April 2016), Chairman of its board (since June 2016), and currently its interim CEO (since December 2019); member of the board of directors of Repay Holdings Corporation, a publicly traded financial technology company (since July 2019).

Joia M. Johnson • Independent Director since September 2019 • Technology Committee • Compensation Committee • Age 60

Skills and Qualifications: Ms. Johnson’s qualifications to serve on the board include her global leadership experience over several corporate functions for publicly traded companies including legal, human resources, corporate social responsibility, government and trade relations, real estate, and corporate security and her domestic and global mergers and acquisitions experience.

Ms. Johnson has served as the Chief Administrative Officer of Hanesbrands Inc., a publicly traded marketer of innerwear and activewear apparel (since October 2016), and as its General Counsel and Secretary (since January 2007); Executive Vice President, General Counsel and Corporate Secretary of RARE Hospitality International, Inc. (2001 — 2007); a director of Crawford & Company (2011 — 2019), the world’s largest independent provider of claims management solutions to the risk management and insurance industry, as a member of its Audit Committee and as the chair of the Compensation Committee (2015 — 2019).

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Ruth Ann Marshall • Independent Director since 2006 • Technology Committee • Governance and Nominating Committee • Age 65

Skills and Qualifications: Ms. Marshall’s qualifications to serve on the board include her deep knowledge of our business and industry, having served, among other roles, as President, Americas for Mastercard International, as well as her experience with the issues, opportunities and challenges facing our Company, which our board believes will continue to make her an invaluable member of our board. Moreover, Ms. Marshall’s longevity as a director gives her a unique perspective on the history and the direction of the Company.

Ms. Marshall has served as President, Americas for Mastercard International (2000 — 2006), a publicly-traded financial services provider; Senior Executive Vice President, Concord EFS, Inc., a public provider of processing services that merged with First Data Corporation in 2004 (1995 — 1999); Director, Regions Financial Corporation, a publicly-traded financial institution (since 2011) and ConAgra, Inc., a publicly-traded packaged food company (since 2007).

Connie D. McDaniel • Independent Director since September 2019 • Governance and Nominating Committee • Audit Committee • Age 61

Skills and Qualifications: Ms. McDaniel’s qualifications to serve on the board include her experience as the chief audit executive of a Fortune 100 public company, her financial expertise, her merger and acquisition experience and her international business experience.

Ms. McDaniel serves as a director of the Virtus Mutual Fund Family (since 2017) and as an audit committee member of the Virtus Closed End Funds board, which includes the Duff & Phelps Select MLP & Midstream Energy Fund, Inc., the Virtus Global Multi-Sector Income Fund and the Virtus Total Return Fund Inc. (since January 2020). She previously served as a director and Audit Committee Chair of TSYS (2014 — September 2019); a director of the RidgeWorth Funds where she chaired its Audit Committee (2008 — 2017); Vice President and Chief of Internal Audit of The Coca-Cola Company (2009 — 2013) and its Vice President, Global Finance Transformation (2007 — 2009) and Vice President and Controller (1999 — 2007).

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William B. Plummer • Independent Director since March 2017 • Audit Committee (Chair) • Age 61

Skills and Qualifications: Mr. Plummer’s qualifications to serve on the board include his executive leadership experience, including his service as the Chief Financial Officer of United Rentals, Inc., along with his extensive financial and accounting expertise, which the board believes will enable him to provide valuable leadership to the oversight of financial reporting.

Mr. Plummer currently serves as a business consultant/advisor (since February 2019); senior advisor of United Rentals Inc., a publicly traded equipment rental company (October 2018 — January 2019), and before that as its Executive Vice President and Chief Financial Officer (December 2008 — October 2018), where Mr. Plummer was responsible for the development of the company’s finance activities, investor relations, and co-led its merger, acquisition and divestiture strategies; Chief Financial Officer of Dow Jones & Company, Inc., a publishing and financial information firm (2006 — 2007), where Mr. Plummer set policy for global finance and corporate strategy; Vice President and Treasurer of Alcoa, Inc., an industrial corporation (2000 — 2006), where Mr. Plummer was responsible for global treasury policy and relationship management with commercial and investment banks; director and audit and compensation committee member of Waste Management, Inc., a publicly traded waste management and environmental services company (since August 2019); chairman and a member of the audit committee of Nesco Holdings, Inc., a publicly traded specialty rental equipment to the electric utility, telecom and rail end-markets (since April 2019); director of Venture Metals, Inc., a privately held metal recycling company (since August 2019); director and member of the audit committee and technology committee, John Wiley & Sons, Inc., a publisher and service provider in the scientific research, higher education and professional development fields (2003 — 2019); director, UIL Holdings, Inc., an electric and natural gas utility company (2013 — 2015).

John T. Turner • Independent Director since September 2019 • Governance and Nominating Committee (Chair) • Audit Committee • Age 63

Skills and Qualifications: Mr. Turner’s qualifications to serve on the board include his experience in business management, corporate strategy development, including international business, mergers and acquisitions and risk assessment.

John T. Turner has served as Chairman of the board of the W.C. Bradley Co., a privately held consumer products and real estate company (since April 2018); director of W.C. Bradley Co. (since 1999); director of TSYS (2003 — September 2019) and chair of its Nominating and Corporate Governance Committee; various capacities with W.C. Bradley Co. and/or its subsidiaries, including President of Bradley Specialty Retailing, Inc. (1979 — 1999).

There is no family relationship between any of our NEOs or directors. Other than as described below, there are no arrangements or understandings between any of our directors and any other person pursuant to which any of them was elected as a director, other than arrangements or understandings with the directors solely in their capacities as such.

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Board and Corporate Governance

Board Leadership

The board does not have a policy on whether the roles of Chairperson and Chief Executive Officer should be separate or combined. The Company’s Corporate Governance Guidelines provide that if the Chairperson of the board is not an independent director, then the board shall appoint a lead director, who shall be an independent director. If the Chairperson is an independent director, the board may appoint a lead independent director.

In connection with the merger with TSYS, Mr. Woods was appointed Chairman of the board and Mr. Cloninger was appointed Lead Independent Director of the board. Until the 2022 annual meeting of shareholders, Mr. Woods and Mr. Cloninger may not be removed from their respective positions without the affirmative vote of at least 75% of the board.

Chairperson of the Board Duties

✓	Presides at all meetings of the board (including all executive sessions of non-employee directors);

✓	Establishes the agenda and meeting schedules for board meetings;

✓	Confers with the Chief Executive Officer on the Company’s strategy and strategic plan;

✓	Generally approves information provided to the board, board meeting agendas and meeting schedules to ensure there is sufficient time for discussion of all agenda items; and

✓	Presides over shareholder meetings.

Lead Independent Director Duties

✓	Presides at executive sessions of the board’s independent directors;

✓	Serves as liaison between the Chairman and independent directors;

✓	Serves as a liaison between management, including the Chief Executive Officer, and the independent directors;

✓	Assists in creation of agenda and meeting schedules for board meetings; and

✓	Approves retention of consultants who report to the full board.

Board Independence

At least a majority of our directors, and all of the members of our Audit Committee, Compensation Committee and Governance and Nominating Committee, must be “independent” based on the listing standards of the New York Stock Exchange, or the NYSE. Each year, our board of directors reviews the independence of our directors and considers, among other things, relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and our Company and our subsidiaries and affiliates, on the other hand.

The purpose of the review is to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent as defined under the NYSE listing standards.

The NYSE listing standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company). Additional independence requirements established by the SEC and the NYSE apply to members of the Audit Committee and the Compensation Committee.

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Using these standards for determining the independence of its members, the board determined that the following directors are independent:

Kriss Cloninger III	John G. Bruno	Ruth Ann Marshall
F. Thaddeus Arroyo	William I Jacobs	Connie D. McDaniel
Robert H.B. Baldwin, Jr.	Joia M. Johnson	William B. Plummer
John T. Turner

In addition, each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee is independent.

Board Membership Criteria

The Governance and Nominating Committee believes that diversity is an important factor in determining the composition of the board and considers it in making nominee recommendations, although it does not have a formal diversity policy. The Governance and Nominating Committee considers candidates for director who are recommended by other members of the board of directors and by management, as well as those identified by any outside consultants who are periodically retained by the committee to assist in identifying possible candidates. The committee will evaluate potential nominees for open board positions suggested by shareholders in accordance with our policies for shareholder proposals and on the same basis as all other potential nominees. See “Questions and Answers About Our Annual Meeting and this Proxy Statement — May I Propose Actions for Consideration at Next Year’s Annual Shareholder Meeting?” for additional information about our policies for shareholder proposals.

Key factors the Governance and Nominating Committee considers when determining whether to appoint directors include:

•  Experience — Particular skills and leadership experience that are relevant to the Company’s strategic vision

•  Diversity — Diversity of background, race, ethnicity, gender, qualifications, attributes and skills

•  Age and Tenure — The age and board tenure of each incumbent director

•  Board Size — The committee periodically evaluates whether a larger or smaller board would be preferable, depending on the board’s needs and the availability of qualified candidates

•  Board Independence — Independence of candidates for director nominees, including the appearance of any conflict in serving as a director

•  Board Contribution — Integrity, business judgment and commitment

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The board has identified the following key qualifications and experience that are important to be represented on our board as a whole in light of our current business strategy and expected needs. The charts below indicate how these qualifications are represented on our board based on information provided by our directors. Information regarding each director’s skills and qualifications can be found within their individual biographies on pages 15-20.

indicates board representation of the qualification

Board Refreshment

We periodically review our board’s composition to ensure that we continue to have the right mix of skills, background and tenure. The board currently believes that an appropriate size is seven to twelve members, allowing, however, for changing circumstances that may warrant a higher or a lower number. The Governance and Nominating Committee considers director candidates suggested by members of the committee, other directors, shareholders and management, and has engaged the services of third party firms to assist in identifying and evaluating director candidates.

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As a result of healthy refreshment over recent years and the Company’s merger with TSYS, which was completed in September 2019, as of the date of this proxy statement, 73% of our non-employee board members have joined the board in the last five years, and approximately 64% joined the board in the last three years. In addition, 42% of the board is diverse in gender and/or ethnicity. The background and skills of these directors contribute meaningfully to the Company’s strategy for future growth and long-term value creation.

Our bylaws permit a shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our stock continuously for at least three years to submit director nominees for the greater of two individuals or 20% of the board for inclusion in our proxy statement if the shareholder(s) and nominee(s) meet the requirements of the bylaws.

The board also believes that directors develop an understanding of the Company and an ability to work effectively as a group over time that provides substantial value, and therefore a significant degree of continuity year-over-year is beneficial to shareholders and generally should be expected.

The current tenure, independence and diversity composition of our board is as follows:

Board and Committee Membership

Our full board of directors met five times during 2019. Each of our directors attended at least 75% of the meetings of the board, including meetings of the committees of which he or she served, in each case while the director was serving on our board of directors or such committees, as applicable, during 2019. Pursuant to our Corporate Governance Guidelines, all of our directors are expected to attend the annual meeting of shareholders, and all of our directors at the time attended the 2019 annual meeting.

In connection with the merger with TSYS, we amended our bylaws to provide that the board will have four standing committees: an Audit Committee, a Compensation Committee, a Technology Committee, and a Governance and Nominating Committee. Until the 2022 annual meeting of shareholders, the chairperson of each of the Audit Committee and Compensation Committee is designated from among Global Payments’ directors on the board prior to the merger, and the chairperson of each of the Technology Committee and Governance and Nominating Committee is designated from among the directors who are former TSYS directors. The bylaws provide that the membership of the committees will be, as practicably as possible, evenly split between Global Payments‘ directors on the board prior to the merger and the directors who are former TSYS directors.

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Our board has adopted written charters for each of the standing committees. Each committee charter and our corporate governance guidelines are available in the Investor Relations section of our website, www.globalpaymentsinc.com. The following table summarizes the primary responsibilities of the committees:

Committee	Primary Responsibilities
Audit

The Audit Committee oversees our risk management activities with respect to our enterprise risk exposure and helps ensure (i) the integrity of our financial statements; (ii) our compliance with certain legal and regulatory requirements; (iii) the qualifications and independence of our independent public accounting firm; (iv) the performance of our internal audit function and independent public accounting firm; and (v) the effectiveness of our disclosure controls and procedures and internal control over financial reporting. In addition, the Audit Committee is responsible for reviewing and approving or ratifying all related-party transactions that would require disclosure under applicable legal requirements. The Audit Committee also prepares a report that is included in this proxy statement.

Compensation

The Compensation Committee has responsibility for approving and evaluating all compensation plans, policies and programs of the Company. The Compensation Committee reviews levels of compensation, benefits and performance criteria for our NEOs, administers our equity compensation plans for our NEOs and other employees and periodically reviews and assesses director compensation. The Compensation Committee also considers our compensation programs from a risk perspective, conducting reviews and risk assessments of our compensation policies and practices and monitoring its compensation consultants, including their independence. The Compensation Committee also oversees and recommends to the full board for approval our management succession plan. See “Board and Corporate Governance — Board Oversight of Risk Management” on page 27 for additional information about the Compensation Committee’s responsibilities relating to risk management.

Governance and Nominating

The Governance and Nominating Committee is responsible for (i) developing and recommending to the board of directors a set of corporate governance principles; (ii) evaluating and making recommendations regarding the structure of the board and its committees; and (iii) identifying, discussing and proposing nominees (including incumbent directors) for open seats on the board of directors, based primarily on the criteria described under “Board and Corporate Governance — Board Membership Criteria” on page 22. The Governance and Nominating Committee is also responsible for annually reviewing each director’s independence. See “Board and Corporate Governance — Board Oversight of Risk Management” on page 27 for additional information about the Governance and Nominating Committee’s responsibilities relating to risk management.

Technology

The Technology Committee provides board-level oversight with regard to our technology and information security practices and technology and cyber-risk profile, and serves as a liaison between our board of directors and the Company’s Chief Information Security Officer, Chief Privacy Officer and Data Protection Officers with regard to such matters. The Technology Committee reviews all of our key initiatives and practices relating to technology, information security, cyber-security, disaster recovery, business continuity data and data privacy, recommends approval to the board of significant policies, and monitors our compliance with regulatory requirements and industry standards. The Technology Committee helps to ensure that our strategic goals are aligned with our technology strategy and infrastructure and that we receive adequate support from our internal technology and information security providers. See “Board and Corporate Governance — Board Oversight of Risk Management” on page 27 for additional information.

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The following table provides information about current committee membership and number of meetings held during 2019:

	Audit Committee	Compensation Committee	Governance and Nominating Committee	Technology Committee

M. Troy Woods

Kriss Cloninger III*(1)

F. Thaddeus Arroyo*(1)

Robert H.B. Baldwin, Jr.*

John G. Bruno*

William I Jacobs*

Joia M. Johnson*(1)

Ruth Ann Marshall*				(1)

Connie D. McDaniel*(1)

William B. Plummer*(2)

Jeffrey S. Sloan

John T. Turner*(1)

2019 Meetings	5	4	3	4

                                              Chair             Member

*	Independent director.

(1)	Joined the committee(s) on September 18, 2019.

(2)	Audit committee financial expert, as that term is defined under SEC rules.

26 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

Board Oversight of Risk Management

Our board of directors views the oversight of risk management as one of its key functions, regularly engaging with management to maintain a risk-aware culture where risk management is deeply and pervasively embedded in all of our activities worldwide. As described more fully below, the board fulfils this responsibility both directly and through its standing committees, each of which assists the board in overseeing a part of the Company’s overall risk management.

The Board’s Role in Risk Oversight

Through its oversight of our enterprise risk management program, our board takes a multi-layered approach to this oversight role. The full board engages directly with management to set high-level policy. At least annually, the board discusses with management the appropriate level of risk relative to our strategy and objectives and reviews with management our existing risk management processes and their effectiveness. In addition, the board receives periodic reports on risk management activities from each committee chair while relying on each of its four standing committees to provide more in-depth oversight of specific key risk exposures.

The board has delegated risk oversight responsibilities for certain key risk exposures to its committees as follows:

•

Audit Committee.    The Audit Committee oversees our risk management activities with respect to our enterprise risk exposure and financial reporting and disclosure obligations as well as our financial management and liquidity risks. The Audit Committee also reviews and evaluates the work of the Enterprise Risk Management Officer and receives reports from such officer regarding the Company’s enterprise risk management program.

•

Compensation Committee.    The Compensation Committee oversees our risk management activities with respect to our compensation policies and practices for our directors, NEOs and all other employees, specifically to ensure that our policies and practices promote appropriate approaches to risk management. The Compensation Committee also oversees and recommends to the full board for approval our management succession plan.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 27

•

Governance and Nominating Committee.    The Governance and Nominating Committee oversees our risk management activities with respect to our corporate governance structure at the board and senior management level. At the board level, functions of the Governance and Nominating Committee are intended to ensure that our full board and its other committees continue to operate functionally and with an appropriate degree of independence from management, including by setting and evaluating qualifications for our directors. At the senior management level, the Governance and Nominating Committee promotes a risk-aware culture by, for example, periodically reviewing our employee business code of conduct and ethics.

•

Technology Committee.    The Technology Committee oversees our risk management activities with respect to information technology, information security, cyber-security, disaster recovery, data and data privacy. The Technology Committee reviews and assesses these risks with management and the full Board and ensures that the Company has appropriate policies and programs to identify, manage and mitigate such risks.

We have established a management risk committee comprised primarily of executive management that is responsible for identifying, assessing, prioritizing and developing action plans to mitigate key risks. The management risk committee reports to the full board or appropriate board committee periodically and more frequently as needed.

Risk oversight responsibilities related to the substance of each identified key risk exposure, such as the application of the board’s risk tolerance in a particular area, are in some cases carried out by the full board without any delegation to a committee. For example, the full board directly oversees our risk management activities with respect to risks associated with our strategic direction.

The Board’s Role in Overseeing Cyber-Risk

We employ multiple methods and technologies to secure the Company’s computing environment and ensure the confidentiality, integrity and availability of our information assets. As noted above, technology and cyber-security qualifications and experience is one of the key factors that our Governance and Nominating Committee considers in its assessment of the board membership criteria.

Our board has delegated to the Technology Committee the responsibility to oversee the Company’s Information Security Program and cyber-security risk. Specifically, subject to oversight by the full board of directors, the Technology Committee periodically receives reports from the Company’s Chief Information Security Officer, or CISO, on the Company’s cyber-risk profile and information security initiatives. The Company’s Information Security Program is administered by the CISO, who maintains a direct reporting line to both the Technology Committee and the board. At least annually, the Technology Committee receives a formal, enterprise-wide information technology and cyber-security risk assessment and reviews and recommends the Company’s information security program supporting policies to the full board for evaluation and approval. The Technology Committee regularly reviews and discusses the Company’s technology strategy with the CISO and recommends the Company’s technology strategic plan to the full board for evaluation and approval.

In addition, the board regularly receives information about these topics from the chair of the Technology Committee, the CISO and management and is apprised directly of incidents exceeding certain risk tolerances.

Evaluation of Board and Committee Effectiveness

Each year, our board and its committees conduct self-evaluations to ensure they are performing effectively and to identify opportunities to improve board and committee performance. The self-assessment is conducted under the oversight of the Governance and Nominating Committee. Anonymous and non-anonymous evaluation responses are reviewed and assessed during board and committee executive sessions and where appropriate, addressed with management. As part of the board’s self-assessment process, directors consider various topics related to board composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience, diversity and backgrounds.

28 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

Director Compensation

Our non-employee director compensation plan is designed to attract, retain and compensate highly-qualified directors by providing them with competitive compensation and an equity interest in our Company to align their interests with those of our shareholders. In lieu of per-meeting fees, we pay our non-employee directors annual cash and stock retainers, which are payable in advance on the first business day after each annual meeting of shareholders (prorated for partial periods for new directors). We do not pay additional compensation to directors who are also our employees for their service as a director.

Our Compensation Committee periodically reviews our non-employee director compensation plan and makes recommendations as necessary to our full board of directors. The annual cash and stock retainers we pay our non-employee directors are as set forth below:

Director	Annual Basic Cash Retainer	Annual Supplemental Cash Retainer	Annual Stock Retainer (FMV)

Non-Employee Chairman(1)	$120,000	$95,000	$255,000

Lead Independent Director	$120,000	$50,000	$200,000

Chair of Audit Committee	$120,000	$30,000	$200,000

Chair of Compensation Committee	$120,000	$20,000	$200,000

Chair of Other Committees	$120,000	$20,000	$200,000

All Other Non-Employee Directors	$120,000	N/A	$200,000

(1)

These retainers are payable only if the Chairman of the board is a non-employee director. Mr. Woods, our Chairman of the board, is a non-employee director and, therefore, receives these retainers. See “Board and Corporate Governance — Board Leadership” beginning on page 21.

The number of fully-vested shares of our common stock granted as the annual stock retainer is based on the market price of our common stock on the grant date. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with attendance at board and committee meetings.

All of the non-employee directors are eligible to participate in our Non-Qualified Deferred Compensation Plan described under “Board and Corporate Governance — Director Compensation — Non-Qualified Deferred Compensation Plan” below. Ms. Marshall is the only current director who participated in 2019, and she did not receive any interest on deferred compensation at an above-market rate of interest.

2019 Director Compensation Table*

The following table summarizes the compensation of our non-employee directors during 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

F. Thaddeus Arroyo	$ 21,096	$ 32,087	$ 53,183

Robert H.B. Baldwin, Jr.	$120,000	$189,539	$309,539

John G. Bruno	$132,055	$189,539	$321,594

Kriss Cloninger III	$ 25,616	$ 32,087	$ 57,703

William I Jacobs	$195,000	$230,085	$425,085

Joia M. Johnson	$ 15,068	$ 32,087	$ 47,155

Ruth Ann Marshall	$120,000	$189,539	$309,539

Connie D. McDaniel	—	$ 32,087	$ 32,087

William B. Plummer	$142,055	$189,539	$331,594

John T. Turner	$ 11,301	$ 32,087	$ 43,388

M. Troy Woods	$129,589	$148,825	$278,414

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 29

*

For the directors designated by TSYS, compensation was calculated based on the difference between compensation payable under the Global Payments non-employee director compensation plan and the TSYS non-employee director compensation plan, prorated for partial periods of service as directors and new committee chairs, as applicable, during the applicable twelve-month period.

(1)

Represents basic and supplemental cash retainers earned during 2019. All annual cash retainers are payable in advance on the first business day after each annual meeting of shareholders (prorated for partial periods for new directors and new committee chair appointments) and are considered fully earned when paid.

(2)

Represents the aggregate grant date fair value of awards of stock granted on April 26, 2019 and October 24, 2019, all of which were fully-vested on the grant date, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or FASB ASC Topic 718. The amount shown in this column is based on the closing price of our common stock on the applicable grant date. None of our non-employee directors had any unvested stock awards outstanding as of December 31, 2019. The following table reflects the stock options for each non-employee director that were outstanding as of December 31, 2019.

Non-Employee Directors	Options Outstanding as of December 31, 2019

F. Thaddeus Arroyo*	4,822

Robert H.B. Baldwin, Jr.	—

John G. Bruno	—

Kriss Cloninger III*	11,394

William I Jacobs	7,224

Joia M. Johnson*	3,123

Ruth Ann Marshall	7,224

Connie D. McDaniel*	17,106

William B. Plummer	—

John T. Turner*	45,014

M. Troy Woods*	334,805

*

Reflects stock options to purchase shares of TSYS common stock that were outstanding and unexercised prior to the merger with TSYS, which automatically converted into options to purchase shares of Global Payments common stock in accordance with the terms of the merger agreement.

Non-Qualified Deferred Compensation Plan

The non-employee directors are eligible to participate in our non-qualified deferred compensation plan, or the deferred compensation plan. Ms. Marshall is the only current director who participated in the deferred compensation plan during 2019. Pursuant to the deferred compensation plan, non-employee directors are permitted to elect to defer up to 100% of their annual cash retainer. Participant accounts are credited with earnings based on the participant’s investment allocation among a menu of investment options selected by the deferred compensation plan administrator. Participants are 100% vested in the participant deferrals and related earnings. We do not make contributions to the deferred compensation plan and do not guarantee any return on participant account balances. Participants may allocate their plan accounts into sub-accounts that are payable upon separation from service or on designated specified dates. Except in the case of death or disability, participants may elect in advance to have their various account balances pay out in a single lump sum or in installments over a period of two to ten years. In the event a participant separates from service by reason of death or disability, the participant or his or her designated beneficiary will receive the undistributed portion of his or her account balances in a lump-sum payment. Subject to approval by the deferred compensation plan administrator, in the event of an unforeseen financial emergency beyond the participant’s control, a participant may request a withdrawal from an account up to the amount necessary to satisfy the emergency (provided the participant does not have the financial resources to otherwise meet the hardship).

30 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

Target Stock Ownership Guidelines

Our board of directors has implemented stock ownership guidelines for our directors in order to foster equity ownership and align the interests of our directors with our shareholders. Within five years of becoming a director, each director is expected to beneficially own a number of shares of our common stock at least equal in value to 500% of the director’s annual cash retainer.

Contacting Our Board of Directors

Any interested party may contact any individual director, our non-employee or independent directors as a group, or all of our directors by directing such communications to the applicable directors in care of the Corporate Secretary at our address at 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326. Any correspondence received by the Corporate Secretary in accordance with the foregoing will be forwarded to the applicable director or directors.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 31

Common Stock Ownership

Common Stock Ownership by Management

The following table sets forth information as of February 14, 2020 with respect to the beneficial ownership of our common stock by (i) each of our directors, (ii) each of our NEOs, and (iii) the 16 persons, as a group, who were directors or NEOs of our Company on February 14, 2020.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Shares Issuable Upon Exercise of Stock Options(3)	Total	Percentage of Class

Named Executive Officers:

Jeffrey S. Sloan	432,388	(4)	229,996	662,384	*

Cameron M. Bready	99,399		45,284	144,683	*

Paul M. Todd	84,862		101,859	186,721	*

Guido F. Sacchi	34,662		31,629	66,291	*

David L. Green	58,177		50,416	108,593	*

Non-Employee Director and Director Nominees:

F. Thaddeus Arroyo	2,379		4,822	7,201	*

Robert H.B. Baldwin, Jr.	36,397		—	36,397	*

John G. Bruno	12,763		—	12,763	*

Kriss Cloninger III	36,150		11,394	47,544	*

William I Jacobs	25,988		7,224	33,212	*

Joia M. Johnson	2,950		3,123	6,703	*

Ruth Ann Marshall	38,799		3,224	42,023	*

Connie D. McDaniel	10,683		17,106	27,789	*

William B. Plummer	4,792		—	4,792	*

John T. Turner(5)	542,340		45,014	587,354	*

M. Troy Woods(6)	580,602		76,274	656,876	*

All Directors and Executive Officers as a Group	2,003,331		627,365	2,630,696	*

*	Less than one percent.

(1)	The address of each of the directors and officers listed is c/o Global Payments Inc., 3550 Lenox Road, Atlanta, Georgia 30326.

(2)

Includes the number of shares of common stock the person “beneficially owns,” as defined by SEC rules, other than shares issuable upon the exercise of options that are currently vested or that will vest within 60 days of February 14, 2020. Unless otherwise indicated, each person listed in the table possesses sole voting and investment power with respect to the common shares reported in this column to be owned by such person.

(3)	Includes the number of shares that the person had a right to acquire as of, or within 60 days after, February 14, 2020 through the exercise of stock options.

(4)	Includes 11,960 shares held by a grantor retained annuity trust, of which Mr. Sloan disclaims beneficial ownership except to the extent of his pecuniary interest.

(5)	Includes 539,836 shares of which the person has shared voting and investment power, of which Mr. Turner disclaims beneficial ownership except to the extent of his pecuniary interest.

(6)	Includes 44,249 shares of which the person has shared voting and investment power, of which Mr. Woods disclaims beneficial ownership except to the extent of his pecuniary interest.

32 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

Common Stock Ownership by Non-Management Shareholders

The following table sets forth information as of February 14, 2020 with respect to the only persons who are known by us, based exclusively on such persons’ filings with the SEC under Sections 13(d) and 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares(1)

BlackRock, Inc.(2)	20,578,958	6.8%

T. Rowe Price Associates, Inc.(3)	37,947,964	12.6%

The Vanguard Group(4)	23,995,318	7.98%

(1)	Percentages calculated based on number of shares outstanding as of February 14, 2020.

(2)

This information is contained in a Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 5, 2020. Blackrock, Inc. reported sole dispositive power of all shares listed above and sole voting power of 18,087,288 of the shares listed above. The address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)

This information is contained in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2020. T. Rowe Price Associates, Inc. reported sole dispositive power for all shares listed above and sole voting power for 14,085,275 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(4)

This information is contained in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2020. The Vanguard Group reported sole dispositive power for 23,470,179 shares, shared dispositive power for 525,139 shares, sole voting power for 464,710 shares, and shared voting power for 87,765 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 33

Biographical Information About Our Named Executive Officers

Biographical and other information about each of our current NEOs is set forth below, except for Mr. Sloan, our Chief Executive Officer, whose biographical information is provided above under “Other Directors” beginning on page 16.

Name	Age	Current Position	Position with Global Payments and Other Principal Business Affiliations
Cameron M. Bready	48	President and Chief Operating Officer

President and Chief Operating Officer (since September 2019); Senior Executive Vice President and Chief Financial Officer (March 2017 – September 2019); Executive Vice President and Chief Financial Officer (June 2014-February 2017); Executive Vice President and Chief Financial Officer, ITC Holdings Corp., or ITC, a publicly-traded independent electric transmission company (February 2012 — June 2014); Executive Vice President, Treasurer and Chief Financial Officer, ITC (January 2011 — February 2012); Senior Vice President, Treasurer and Chief Financial Officer, ITC (2009 — January 2011).

Paul M. Todd	49	Senior Executive Vice President and Chief Financial Officer

Senior Executive Vice President and Chief Financial Officer (since September 2019); Senior Executive Vice President and Chief Financial Officer of TSYS (July 2014 – September 2019); Executive Vice President of TSYS (2008-2014); President and Chief Executive Officer of Synovus Financial Management family of companies (2007-2008).

Dr. Guido F. Sacchi	56	Senior Executive Vice President and Chief Information Officer

Senior Executive Vice President and Chief Information Officer (since March 2019); Executive Vice President and Chief Information Officer of the Company (August 2013 — March 2019); Chief Information Officer of the Company (June 2011 — August 2013); Managing Director, Digital Commerce, Slalom, LLC d/b/a Slalom Consulting, a consulting firm (April 2010 — May 2011); Chief Executive Officer, Moneta Corp., a consumer online payments company (2008 — 2010).

David L. Green	52	Senior Executive Vice President, General Counsel and Corporate Secretary

Senior Executive Vice President, General Counsel and Corporate Secretary (since September 2019); Executive Vice President, General Counsel and Corporate Secretary (since November 2013); Senior Vice President and Division General Counsel of the Company (November 2011 — November 2013); Vice President and Division General Counsel of the Company (2007 — November 2011).

There are no arrangements or understandings between any of our NEOs and any other person pursuant to which any of them was appointed an officer, other than arrangements or understandings with our officers acting solely in their capacities as such.

Codes of Conduct and Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers that is applicable to the Chief Executive Officer and the Chief Financial Officer, and an Employee Code of Conduct and Ethics that is applicable to all employees. The codes deter wrongdoing and promote honest and ethical conduct, compliance with laws, rules and regulations and internal reporting of possible legal or ethics violations. In addition, the Company has adopted a Code of Conduct and Ethics applicable to directors. The Code of Ethics for Senior Financial Officers, the Employees Code of Conduct and Ethics and the Director Code of Conduct and Ethics are available on the Company’s website at: https://investors.globalpaymentsinc.com/corporate-governance.

34 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

Proposal Two: Advisory Vote to Approve the 2019 Compensation of Our Named Executive Officers

In accordance with Section 14A of the Exchange Act, our board of directors is asking shareholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote to approve the compensation of our NEOs in 2019. The vote, which is known as a “say-on-pay” vote, is intended to give our shareholders the opportunity to express their views on our NEOs’ compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. At last year’s annual meeting of shareholders, approximately 78% of the votes cast were cast in support of the compensation of our NEOs. The text of the resolution is as follows:

Resolved, that the Company’s shareholders APPROVE, on an advisory basis, the compensation of the Company’s NEOs as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the summary compensation table and related compensation tables and narrative discussion.

We urge you to read the Compensation Discussion and Analysis in this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. You should also read the summary compensation table and other related compensation tables and narrative disclosure which provide additional details about the compensation of our NEOs in 2019. We have designed our compensation and benefits program and philosophy to attract, retain and motivate talented, qualified and committed executive officers who share our philosophy and desire to work toward our goals. We believe that for 2019, our executive compensation program aligned individual compensation with the short-term and long-term performance of our Company in ways such as the following:

•	Pay opportunities were appropriate to the size of our Company when compared to peer companies.

•	Our compensation program was heavily performance-based, using multiple measures for short-term incentives.

•	Performance metrics under our short-term incentive plan are adjusted to reflect acquisitions that we make during the year.

•	Long-term incentives were linked to shareholder value through performance units, stock options and time-based restricted stock that change in value as share price fluctuates.

•	Performance units will result in an either increased or decreased payout multiple based on our total shareholder return performance rank relative to the S&P 500 index.

•	Perquisites are a minor part of our compensation program.

•	Excise tax gross-ups are not provided to any of our NEOs.

•	Our insider trading policy prohibits directors and employees from engaging in any transaction in which they profit if the value of our common stock falls.

•

Pursuant to our clawback policy, we may recoup the value of any annual or long-term incentive awards provided to any NEOs in the event that our financial statements are restated due to material noncompliance with any financial reporting requirement.

•	Change-in-control severance provisions in employment agreements are double trigger.

•	The Compensation Committee engages independent compensation consultants.

•	The Compensation Committee certifies performance results for purposes of executive compensation.

•	We do not re-price or backdate stock options or issue discounted stock options.

•	We do not pay dividend equivalent rights with respect to performance units.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 35

The vote regarding the compensation of the NEOs described in this Proposal No. 2 is advisory, and therefore, is not binding on us or our board. Although non-binding, our board values the opinions that shareholders express in their votes and will review the voting results and take them into consideration as it deems appropriate when making future decisions regarding our executive compensation programs. Our board of directors has adopted a policy providing for an annual say-on-pay vote. Unless our board of directors modifies this policy, the next say-on-pay vote will be held at our next annual shareholder meeting in 2021.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2019 COMPENSATION OF OUR

NEOs, AS DISCLOSED IN THIS PROXY STATEMENT.

36 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

Compensation Discussion and Analysis

2019 Performance Highlights

We experienced strong business and financial performance around the world during the year ended December 31, 2019. Highlights related to our financial condition and results of operations as of December 31, 2019 and for the year then ended include the following:

•	Consolidated revenues were $4,911.9 million and $3,366.4 million for the years ended December 31, 2019 and 2018, respectively. Consolidated revenues increased by 45.9% from 2018 to 2019.

•

Consolidated operating income was $791.4 million for the year ended December 31, 2019 compared to $737.1 million for 2018. Our operating margin for the year ended December 31, 2019 was 16.1%, compared to 21.9% for the year ended December 31, 2018.

•

Net income attributable to Global Payments was $430.6 million for the year ended December 31, 2019 compared to $452.1 million for 2018, and diluted earnings per share was $2.16 for the year ended December 31, 2019 compared to $2.84 for 2018.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 37

•

Over the 12-month period from January 1, 2019 through December 31, 2019, our share price increased by approximately 78%, compared to an increase of approximately 28% in the S&P 500 index. Our share price from January 1, 2015 through December 31, 2019 relative to the performance of our peer group and the S&P 500 index, which we joined in April 2016, is shown in the graph below.

The following graph compares the cumulative shareholder returns of $100 invested in the S&P 500 Index, our Company and the average of our performance peer group from January 1, 2015 through December 31, 2019, assuming reinvestment of dividends.

Named Executive Officer Compensation Design, Elements and Pay Mix

The following charts show the mix of total target compensation in 2019 (reflecting the new compensation targets for base salary and short-term cash incentive set upon completion of the merger with TSYS) for our Chief Executive Officer and the average of the other NEOs, as well as the portion of compensation that is subject to forfeiture (“at risk”) or performance-based.

CEO TOTAL TARGET COMPENSATION	OTHER NEOs TOTAL TARGET COMPENSATION*

*	Excludes Mr. Todd, who joined the Company on September 18, 2019.

Our compensation program is aligned with short- and long-term Company performance and reflects best practices to ensure sound corporate governance. As illustrated above, with the exception of base salary and time-based restricted stock awards, all target compensation is performance-based. NEOs are also subject to stock ownership guidelines, and the securities they are required to hold under those guidelines will continue to fluctuate with our share price.

2019 Compensation Highlights

The short-term cash incentives awarded under our annual performance plan incent and reward our NEOs for achievement of short-term goals aligned with our 2019 operating plan. The long-term incentive plan incents and

38 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

rewards our NEOs for achievement of long-term goals measured over a multi-year period. Together, these plans support our strategy of facilitating the adoption of, and transition to, card, electronic and digital-based payments by expanding our share in existing markets through our distribution channels, new products and services and acquisitions to improve our scale of offerings, while simultaneously seeking expansion into new markets through acquisitions around the world.

Short-Term Cash Incentives

The short-term cash incentives awarded under our annual performance plan are 100% based on achievement of Company performance goals, equally weighted among adjusted earnings per share, which we refer to as adjusted EPS, adjusted net revenue plus network fees and adjusted operating margin. For 2019, each of our NEOs earned 160% of his target under the annual performance plan. These performance goals are discussed below under “Compensation Discussion and Analysis — Short-Term Incentive Plan” beginning on page 44.

Long-Term Incentive Plan Awards

The Compensation Committee grants equity-based compensation to our NEOs, consisting of performance units, stock options and restricted stock, to provide long-term incentives and align management and shareholder interests.

Performance Units.    Awards under our long-term incentive plan include performance-based restricted stock units, which we refer to as “performance units,” stock options and time-based restricted stock. The metrics under which performance units are earned are based on the achievement of an annual adjusted EPS growth target each year, with the results certified by the Compensation Committee each year of the performance period and averaged over a three-year performance period, and then modified up or down by the Company’s total shareholder return performance rank relative to the S&P 500 index, or the TSR modifier, at the end of the three-year performance period. The maximum possible payout is four times the target number of the performance units and the minimum payout is zero. To the extent earned, performance units convert into unrestricted shares after performance results for the three-year performance period are certified by the Compensation Committee.

Stock Options and Restricted Stock.    Stock options and restricted stock vest in equal installments on each of the first three anniversaries of the respective grant dates. The value of each of the long-term incentive awards changes as our share price changes, thereby aligning the interests of our NEOs with those of our shareholders. Awards under our long-term incentive plan for 2019 are discussed below under “Compensation Discussion and Analysis — Long-Term Incentive Plan” beginning on page 46.

Named Executive Officers

The following individuals are identified as NEOs pursuant to SEC rules for the purpose of describing our compensation for 2019:

•	Jeffrey S. Sloan, Chief Executive Officer;

•	Cameron M. Bready, President and Chief Operating Officer;

•	Paul M. Todd, Senior Executive Vice President and Chief Financial Officer;

•	Dr. Guido F. Sacchi, Senior Executive Vice President and Chief Information Officer; and

•	David L. Green, Senior Executive Vice President, General Counsel and Corporate Secretary.

The discussion below explains the detailed information provided in the tables contained in this section and places that information within the context of our overall compensation program. See “Compensation of Named Executive Officers” below for a series of tables containing specific information about the compensation earned or paid to the NEOs.

How Compensation Decisions Are Made

Objectives of Compensation Policies

Our Compensation Committee designs and at least annually reviews our compensation program with a view to retaining and attracting executive leadership of a caliber and level of experience necessary to manage our

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 39

complex, growth-oriented and global businesses. Our objective is to maintain a compensation program that will allow us to:

•	support the financial and business objectives of our organization;

•	attract, motivate and retain highly qualified executives;

•	create an environment where performance is expected and rewarded;

•	deliver an externally competitive and transparent total compensation structure; and

•	align the interests of our NEOs with our shareholders.

In order to achieve these results, our Compensation Committee believes our program must:

•	provide our NEOs with total compensation opportunities at levels that are competitive for comparable positions in a highly competitive industry;

•	provide variable, at-risk incentive award opportunities that are payable only if specific goals are achieved;

•	provide significant upside opportunities for outstanding performance;

•	align our NEOs’ interests with those of our shareholders by making stock-based incentives a core element of our NEOs’ compensation; and

•	protect our competitive position by prohibiting our NEOs from competing with our Company for a specified period of time following termination of employment.

Our Compensation Committee also considers and assesses potential risk and risk mitigation factors in our compensation program. For 2019, our Compensation Committee concluded that our compensation practices are balanced, do not encourage excessive risk taking by our NEOs, and are not reasonably likely to have a material adverse effect on our Company.

Role of the Independent Compensation Consultant

Our Compensation Committee retained Frederic W. Cook, Inc., or FWC, as its independent compensation consultant. The Compensation Committee assessed the independence of FWC and whether its work raised any conflict of interest, taking into consideration the independence factors set forth in applicable SEC and NYSE rules, and determined that FWC is independent. FWC took guidance from and reported directly to the Compensation Committee. FWC advised the Compensation Committee on current and future trends and issues in executive compensation and on the competitiveness of the compensation structure and levels of our NEOs during 2019. At the request of the Compensation Committee and to provide context for the Compensation Committee’s compensation decisions made for 2019, FWC performed the following services:

•

Conducted market reviews and analyses for our NEOs to determine whether their total targeted compensation opportunities were competitive with positions of a similar scope in similarly sized companies in similar industries;

•

Prepared tally sheets on our NEOs to allow the Compensation Committee to review the reasonableness of the total wealth accumulated during each executive’s tenure with our Company and to show the impact on our Company in the event of a termination of employment; and

•	Attended Compensation Committee meetings, as requested by the committee, to discuss these items.

All services performed for us by FWC during 2019 were related to executive and non-employee director compensation.

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Market Data

Our Compensation Committee considers the compensation programs and practices and resulting NEO compensation opportunities and levels of selected other companies to assist it in setting our NEOs’ compensation to ensure that it remains competitive. As a result of the merger with TSYS, the Compensation Committee, in consultation with FWC, revised our peer group to reflect the size, scale and complexity of the combined company. Our peer group for 2019 was updated to include the below listed companies. The companies in the peer group were chosen because (i) each company in the peer group is in the technology industry; (ii) each company in the peer group is publicly traded; (iii) at the time the peer group was constructed, our revenues and market cap were near the median of the group as a whole; and (iv) we compete for talent with many of these companies.

•	Adobe Inc.

•	Alliance Data Systems Corporation

•	Automatic Data Processing, Inc.

•	Broadridge Financial Solutions, Inc.

•	Cognizant Technology Solutions Corporation

•	Equifax Inc.

•	Fidelity National Information Services, Inc.

•	Fiserv, Inc.

•	FleetCor Technologies, Inc.

•	Intercontinental Exchange

•	Intuit, Inc.

•	Mastercard Inc.

•	Paychex, Inc.

•	PayPal Holdings, Inc.

•	Salesforce.com, Inc.

•	Verisk Analytics, Inc.

•	VMware, Inc.

In connection with the Compensation Committee setting the NEO compensation for 2019, FWC collected and analyzed comprehensive market data. FWC presented market figures representing competitive ranges for base salary, target short-term incentive opportunity, and long-term incentive opportunity.

Role of Named Executive Officers

In 2019, our Chief Executive Officer developed compensation recommendations for the NEOs based on market data supplied by FWC, our Company’s performance relative to goals approved by the Compensation Committee and other individual contributions to our performance. FWC examined market data from our peer group and analyzed compensation for comparable positions to our NEOs. The Compensation Committee considered the Chief Executive Officer’s recommendations, in conjunction with the counsel of FWC and the market data, in determining the compensation elements for these NEOs. In considering the FWC report, the Compensation Committee primarily considered and reviewed the median level of compensation within the peer group. In setting actual compensation levels for our NEOs, however, the Compensation Committee did not target any element of compensation at a particular percentile or percentile range of the peer group data. Rather, the Compensation Committee uses this information as one input in its decision-making process. The Compensation Committee determined all aspects of Mr. Sloan’s compensation as Chief Executive Officer in consultation with FWC. Mr. Sloan did not participate in the Compensation Committee’s determination of his compensation.

Shareholder Say-on-Pay Vote for 2018 and Compensation Actions Taken

In 2019, we conducted an expansive shareholder outreach program to gauge support for our executive compensation practices, among other topics. Our management, together with the Chairman of the Compensation Committee, engaged with twenty of our top twenty-four shareholders, including both active and passive investors, representing approximately 65% of our total shares outstanding. The feedback we received from shareholders regarding our executive compensation program was positive, and the general shareholder feedback we received indicated that our investors did not have significant issues with either our program or the compensation mix of our Chief Executive Officer or any of our other officers. At last year’s annual meeting of shareholders, approximately 78% of the votes cast were cast in support of the compensation of our NEOs. The Compensation Committee considered this a positive result and concluded that the shareholders support the compensation paid to our NEOs and our overall pay practices. In light of this support, the Compensation Committee decided to retain the overall design of our executive compensation program.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 41

The Compensation Committee will continue to monitor best practices, future advisory votes on executive compensation and other shareholder feedback to guide it in evaluating our NEOs compensation program. The Compensation Committee invites our shareholders to communicate any concerns or opinions on executive pay directly to our board of directors. Please refer to “Board and Corporate Governance — Contacting Our Board of Directors” on page 31 for information about communicating with the board of directors.

Elements of Executive Compensation Program

The following executive pay at target levels were approved in February 2019 by the Compensation Committee for 2019:

Name	Base Salary	% of Total	Target Short-Term Cash Incentive	% of Total	Target Long-Term Equity Incentives(1)	% of Total	Total

Jeffrey S. Sloan	$1,000,000	7%	$1,600,000	12%	$11,000,000	81%	$13,600,000

Cameron M. Bready	$595,000	13%	$654,500	15%	$3,250,000	72%	$4,499,500

Guido F. Sacchi	$515,000	19%	$515,000	19%	$1,750,000	62%	$2,780,000

David L. Green	$510,000	22%	$459,000	20%	$1,325,000	58%	$2,294,000

(1)	Total Long-Term Equity Incentives includes (i) performance units reflected at target; (ii) restricted stock awards; and (iii) stock options.

The annual compensation program also includes other benefits, including limited perquisites and non-qualified deferred compensation plan, as described below.

Compensation Actions Following Completion of Merger with TSYS

Adjustments to Base Salary and Short-Term Cash Incentive

Effective September 22, 2019, the Compensation Committee, in consultation with FWC, revised our peer group to reflect the size, scale and complexity of the combined company and, after considering, among other inputs, the market data on comparable positions provided by FWC from our revised peer group, approved the following adjustments to salary and the target short-term cash incentive for our NEOs, other than Mr. Sloan. The Compensation Committee did not increase any of the components of Mr. Sloan’s compensation following the merger with TSYS. The increases to base salary and target short-term incentive opportunities for the NEOs, other than Mr. Sloan, were prorated for the period between September 22, 2019 and December 31, 2019.

Name	Base Salary at the end of December 31, 2019	Target Short-Term Cash Incentive at the end of December 31, 2019

Cameron M. Bready	$700,000	$805,000

Paul M. Todd	$680,000	$714,000

Guido F. Sacchi	$575,000	$575,000

David L. Green	$550,000	$550,000

Synergy Awards

On September 18, 2019, we completed our transformative merger with TSYS. The purchase price for the merger exceeds all of our prior acquisitions combined. The Compensation Committee, with input from its independent consultant, adopted a synergy incentive program intended to award participants, including our NEOs, for achieving synergy goals in connection with this landmark transaction. The merger is expected to deliver cost and annual run-rate revenue synergies primarily through combining business operations, aligning go-to-market strategies, streamlining technology infrastructure, eliminating duplicative corporate and operational functions,

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scale efficiencies, and cross-selling complementary technology solutions through the combined direct distribution network.

The program is designed to incentivize the participants to maximize synergies related to the merger. Aligning the synergy initiatives of the TSYS merger to the compensation of our key personnel, including our NEOs, will drive the achievement of the initiatives which, in turn, will increase the accretive nature of the transaction and create value for our shareholders, much as we did with the Heartland merger.

The awards to the NEOs are in the form of performance-based units that are eligible to vest based on achievement of cost and revenue synergy goals, as described below, over a three-year performance period. The grant date fair value of the synergy performance units is included in the Summary Compensation Table for the 2019 calendar year. The Compensation Committee further determined that, during the performance period for the synergy incentive program, it would include the value of the synergy performance units when determining annual NEO compensation.

Under the synergy incentive program, the performance units are earned based upon the achievement of pre-established synergy goals set by our Compensation Committee for the three-year performance period from September 18, 2019 to September 18, 2022. The number of shares issued, if any, will be based on the Company’s achievement of target cost synergies of at least $350 million and target revenue synergies of at least $125 million. The resulting payout multiple for cost synergies and revenue synergies would be averaged together to determine the payout multiple applied to the target award, and will range from 0% to 200% of target for our Chief Executive Officer and 0% to 300% of target for our other NEOs. However, if target performance is not achieved for either cost synergies or revenue synergies, then the payout multiple applied to the target award will be capped at a maximum of 100% of target.

The following chart summarizes the target and maximum award opportunities pursuant to the synergy incentive program for each of our NEOs.

Name	Target	Target Number of Synergy Performance Units Granted(1)	Maximum Number of Synergy Performance Units

Jeffrey S. Sloan	$4,500,000	27,381	54,762

Cameron M. Bready	$4,000,000	24,339	73,017

Paul M. Todd	$2,000,000	12,170	36,510

Guido F. Sacchi	$2,000,000	12,170	36,510

David L. Green	$2,000,000	12,170	36,510

(1)	Calculated as the target allocation of synergy performance units (in dollars) divided by our share price on the closing date of the TSYS merger ($164.35).

Depending on the Compensation Committee’s certification of the achievement of the synergy goals as presented by an independent accounting firm, each of the NEOs may earn an award up to the maximum award set forth above. Achievement of synergies below target will result in zero payout. Achievement between target and maximum will result in a payout interpolated between the target and maximum payouts. Our Compensation Committee has the final authority to determine whether a specific item qualifies as cost savings under the synergy incentive program. Half of any earned synergy performance units will convert into unrestricted shares on September 18, 2022 and the remaining units will convert to unrestricted shares on September 18, 2023.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 43

Base Salary

Base salary provides our NEOs with a level of compensation consistent with their responsibilities, experience and performance in relation to comparable positions in the marketplace. The Compensation Committee reviews the base salaries of our NEOs annually and may do so more frequently upon a change in circumstances.

Base salary represented 7% of our Chief Executive Officer’s total compensation target and 18% of the total compensation target for our other NEOs (on an average basis and excluding Mr. Todd who joined the Company on September 18, 2019). It is the one component of compensation that does not fluctuate with either our Company’s performance and/or the value of our stock. The base salaries for our NEOs in effect at the end of 2019, compared to their base salaries in effect at the end of 2018, are set forth below:

Name	Base Salary at the end of December 31, 2019	2018	% Change

Jeffrey S. Sloan	$1,000,000	$1,000,000	0%

Cameron M. Bready	$700,000	$585,000	20%

Paul M. Todd	$680,000	—	—

Guido F. Sacchi	$575,000	$500,000	15%

David L. Green	$550,000	$500,000	10%

The Compensation Committee determined to increase the salaries of Messrs. Bready and Green and Dr. Sacchi in February 2019 after considering, among other inputs, market data on the median level of compensation for comparable positions, retention, internal equity, individual development and succession planning. The Compensation Committee also considered Mr. Sloan’s assessment of Messrs. Bready and Green and Dr. Sacchi.

In connection with the completion of the merger with TSYS in September 2019, the Compensation Committee engaged FWC to review the Company’s competitive peer group and to update its review and competitive assessment of the Company’s executive compensation program based on the updated peer group, if any. Based on such assessment, the Compensation Committee determined to revise the peer group as set forth on page 41, and increase the salaries of Messrs. Bready and Green and Dr. Sacchi again in September 2019. The Compensation Committee did not increase Mr. Sloan’s salary in 2019.

The Compensation Committee does not use a specific formula for evaluating the individual performance of each NEO. The Compensation Committee makes each assessment taking into consideration the competitiveness of each NEO’s pay opportunity, the quality and effectiveness of each NEO’s leadership and their respective contribution to the Company’s financial and operational success, as well as the totality of the executive’s performance.

Short-Term Incentive Plan

Under our short-term incentive plan, we provide our NEOs with short-term incentive opportunities to motivate and reward them for the achievement of our defined business goals and objectives. Our short-term incentive plan provides an opportunity for NEOs to earn variable at-risk cash.

Target Bonus Opportunities

The Compensation Committee considers adjustments to target bonus opportunities on an annual basis and may do so more frequently upon a change in circumstances.

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As discussed above, upon completion of the merger with TSYS, after review of the market data for bonus target opportunity and target total cash compensation opportunity for comparable positions with our peer group, as updated after the completion of the merger with TSYS, our Compensation Committee approved the following target bonus opportunities for each of the NEOs, expressed as a percentage of base salary. The Compensation Committee did not increase the target bonus opportunity of Mr. Sloan in 2019 following the completion of the merger with TSYS.

	Target Bonus Opportunity(1)	% of Base Salary

Jeffrey S. Sloan	$1,600,000	160%

Cameron M. Bready	$805,000	115%

Paul M. Todd	$714,000	105%

Guido F. Sacchi	$575,000	100%

David. L. Green	$550,000	100%

(1)

Reflects annualized pay opportunity. Amounts paid with respect to the increase in target bonus opportunity approved in September 2019 were prorated for the period from September 22, 2019 through December 31, 2019.

The Compensation Committee does not use a specific formula for evaluating the individual performance of each NEO. The Compensation Committee makes each assessment taking into consideration the quality and effectiveness of each NEO’s leadership and their respective contribution to the Company’s financial and operational success, as well as the totality of the executive’s performance.

Performance Metrics

For 2019, the Compensation Committee allocated the target opportunity under the short-term incentive plan evenly among the following three performance metrics: adjusted EPS, adjusted net revenue plus network fees and adjusted operating margin. See Appendix A to this proxy statement for a description of the calculation of these measures. We use these performance metrics to set goals for and to determine incentive compensation.

Because these performance metrics are calculated for the sole purpose of determining compensation, they may differ from similar non-GAAP financial measures reported elsewhere in Company filings. For each of these separately-calculated performance metrics, each NEO could earn from 0% to 200% of the target opportunity.

Degree of Performance Attainment	Adjusted EPS Weighted 33%	Adjusted Net Revenue Plus Network Fees Weighted 33%	Adjusted Operating Margin Weighted 33%	Total Opportunity

Maximum	200%	200%	200%	200%

Target	100%	100%	100%	100%

Threshold	50%	50%	50%	50%

The following table sets forth the range of goals, adjusted for the impact of the merger with TSYS, for the performance measures for 2019, our actual performance results for such period and the resulting payouts.

Performance / Payout	Adjusted EPS	Adjusted Net Revenue Plus Network Fees (millions)	Adjusted Operating Margin

Performance thresholds:

Maximum	$6.25	$5,793	32.1%

Target	$5.95	$5,679	31.6%

Threshold	$5.65	$5,565	31.1%

Actual 2019 performance	$6.23	$5,644	32.3%

Actual payout	195%	85%	200%

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 45

Payouts for Short-Term Incentive Plan

The following table summarizes the final short-term incentive plan payouts for each NEO based on performance in 2019 for each performance metric and in total:

Name	Adjusted EPS	Adjusted Net Revenue Plus Network Fees	Adjusted Operating Margin	Total Payout(1)	Payout

Jeffrey S. Sloan	$1,040,000	$453,333	$1,066,667	$2,560,000	160%

Cameron M. Bready	$452,494	$197,241	$464,097	$1,113,832	160%

Paul M. Todd	$128,422	$55,979	$131,715	$316,116	160%

Guido F. Sacchi	$345,542	$150,621	$354,402	$850,565	160%

David L. Green	$314,718	$137,185	$322,787	$774,690	160%

(1)

Messrs. Bready and Green and Dr. Sacchi’s short-term incentive payout for 2019 was prorated accordingly based on the change in bonus targets in September 2019. Mr. Todd joined the Company on September 18, 2019, and his short-term incentive payout for 2019 was prorated accordingly.

Long-Term Incentive Plan

Each year, we grant long-term incentive awards, which we refer to as LTIs, to our NEOs and other key employees throughout the Company. All LTI grants are made pursuant to our 2011 Amended and Restated Incentive Plan, or the 2011 Incentive Plan, which was last approved at our 2016 annual shareholders meeting. All grants of LTIs to our NEOs were approved by the Compensation Committee and are based on target values consistent with each NEO’s responsibilities, experience and performance relative to comparable positions in the marketplace. LTIs align the NEOs’ interests with those of the shareholders by linking their compensation to our share price.

In determining the LTI awards for each NEO, the Compensation Committee considered the market data for LTI awards and target total direct compensation opportunities for comparable positions within our peer group as of February 2019, as reflected in the FWC report, the Compensation Committee’s general assessment of the Chief Executive Officer, and the Chief Executive Officer’s assessment and recommendations with respect to the other NEOs. The Compensation Committee does not use a specific formula for evaluating the individual performance of each NEO. The Compensation Committee makes each assessment taking into consideration the quality and effectiveness of each NEO’s leadership and their respective contribution to the Company’s financial and operational success, as well as the totality of the executive’s performance.

The grant value of the February 2019 LTI awards for our NEOs is reflected in the following table (at target):

Name	Performance Units	Stock Options	Restricted Stock	Total

Jeffrey S. Sloan	$5,500,000	$2,750,000	$2,750,000	$11,000,000

Cameron M. Bready	$1,625,000	$812,500	$812,500	$3,250,000

Paul M. Todd(1)	—	—	—	—

Guido F. Sacchi	$875,000	$437,500	$437,500	$1,750,000

David L. Green	$662,500	$331,250	$331,250	$1,325,000

(1)	Mr. Todd was appointed as the Company’s Senior Executive Vice President and Chief Financial Officer on September 18, 2019 and did not receive an LTI grant award for 2019.

Approximately half of the grant value of LTIs granted to our NEOs in February 2019 was in the form of performance units (expressed at target), approximately 25% was in the form of stock options, and approximately 25% was in the form of time-based restricted shares of common stock. In determining the appropriate mix of LTIs, the Compensation Committee took into account competitive market practices of peer group companies, its belief that a blend of equity awards provides both an incentive and retention effect, and its belief that the utilization of the various LTI awards mitigates compensation risk that may be associated with the use of a single LTI vehicle.

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Performance Units

In February 2019, our Compensation Committee granted approximately 50% of the grant value of the total 2019 LTI awards to our NEOs in performance units. The performance units granted to our NEOs in 2019 are earned based on the growth of our annual adjusted EPS, as modified at the end of the three-year performance period by the TSR modifier. The maximum possible payout is four times the target number of the performance units. The minimum payout is zero.

At the beginning of the performance period, both the threshold, target and maximum annual adjusted EPS growth rates and the TSR modifier are set by the Compensation Committee for the entire three-year performance period. The threshold, target and maximum adjusted EPS growth goal for each of the three years in the performance period is determined as a percentage increase or decrease over the actual results from the prior year, assuming constant currencies. As a result, payouts for the second and third year of the performance period require sustained growth over the three-year period. Because growth rates are calculated separately for each year in the performance period and are not aggregated over the three-year performance period, the plan allows for a long-term growth goal while recalibrating to actual performance on an annual basis.

The TSR modifier is determined based on the Company’s total shareholder return performance rank relative to the S&P 500 index over the entire three-year performance period. The payout percentage from the achievement of the adjusted EPS growth rates, as determined above, is then modified up or down by the TSR modifier, to obtain a final payout percentage. This design rewards our NEOs for strong relative total shareholder return performance.

Earned performance units will convert into unrestricted shares following the third anniversary of the performance unit grant date, provided that the Compensation Committee has previously certified the performance results described above. As a result, there is no payout of the award until the end of the three-year performance period.

The following table summarizes the grant value and target number of performance units to each of the NEOs in 2019:

Name	Target Allocation to Performance Units	Number of Performance Units Granted(1)

Jeffrey S. Sloan	$5,500,000	42,896

Cameron M. Bready	$1,625,000	12,674

Paul M. Todd(2)	—	—

Guido F. Sacchi	$875,000	6,825

David L. Green	$662,500	5,167

(1)	The number of units was calculated by taking the target value divided by our share price on the grant date ($128.22).

(2)	Mr. Todd did not join the Company until September 18, 2019, and thus did not receive a performance unit grant for 2019.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 47

Payout of 2017 Fiscal Year Performance Units

In each year of the most recently completed three-year performance period beginning January 1, 2017 and ending December 31, 2019, the Company achieved adjusted EPS growth at or above the maximum level, as calculated pursuant to the terms of the 2017 fiscal year awards. As a result, the 2017 fiscal year performance units were earned at 200% of target, as follows:

Name	Shares Earned at End of Performance Period	Value at Vesting(1)

Jeffrey S. Sloan	75,520	$13,786,931

Cameron M. Bready	19,396	$3,540,934

Guido F. Sacchi	12,752	$2,328,005

David L. Green	11,228	$2,049,784

(1)	Reflects the total value based upon the closing share price of $182.56 on December 31, 2019.

Stock Options

In February 2019, our Compensation Committee granted approximately 25% of the target 2019 LTI value in stock options. Our Compensation Committee believes stock options provide a strong incentive for creation of long-term shareholder value, as stock options may be exercised for a profit only to the extent the price of the Company’s stock appreciates after the grant date. The exercise price is the closing price of the stock on the grant date. We do not grant discounted options or re-price previously granted options. The stock options vest in equal installments on each of the first three anniversaries of the grant date. During 2019, the Compensation Committee approved the following stock option grants to the NEOs:

Name	Target Allocation to Stock Options	Number of Stock Options Granted(1)

Jeffrey S. Sloan	$2,750,000	69,445

Cameron M. Bready	$812,500	20,518

Paul M. Todd(2)	—	—

Guido F. Sacchi	$437,500	11,048

David L. Green	$331,250	8,365

(1)

Calculated based on the closing price of our stock on the grant date and the Black-Scholes model at the time the grants were approved. Figures in the tables under “Compensation of Named Executive Officers” beginning on page 52 may be slightly different as they reflect specific accounting methodologies required for table reporting as described therein.

(2)	Mr. Todd did not join the Company until September 18, 2019, and thus did not receive a stock option grant for 2019.

Time-Based Restricted Stock

In 2019, our Compensation Committee granted approximately 25% of the total 2019 LTI value in time-based restricted stock. Our Compensation Committee believes restricted stock provides a retentive element to the long-term incentive program while still maintaining alignment with the long-term interests of our shareholders by tying the value of the awards to the value of our share price. The restricted shares vest in equal installments on each of the first three anniversaries of the grant date.

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Our NEOs received the following number of restricted shares in 2019:

Name	Target Allocation to Restricted Shares	Number of Restricted Shares Granted(1)

Jeffrey S. Sloan	$2,750,000	21,488

Cameron M. Bready	$812,500	6,337

Paul M. Todd(2)	—	—

Guido F. Sacchi	$437,500	3,413

David L. Green	$331,250	2,584

(1)	The number of shares was calculated by dividing the target dollar value by the share price as of the grant date on February 25, 2019 ($128.22).

(2)	Mr. Todd did not join the Company until September 18, 2019, and thus did not receive a restricted stock grant for 2019.

Other Benefits

Other perquisites are provided to help our NEOs be more productive and efficient and as a competitive compensation measure. They are limited in amount and the Company maintains a strict policy regarding the eligibility and use of these benefits, which include financial planning, access to an executive health program and personal use of the Company airplane. Annual NEO personal use of the plane is capped at 50 hours of flight time for the Chief Executive Officer, 25 hours of flight time for the President and Chief Operating Officer, and 15 hours for all other NEOs. To the extent an NEO or other employee uses the Company’s plane for personal travel without reimbursement to the Company, they are imputed compensation for tax purposes based on the Standard Industry Fare Level rates that are published by the IRS.

In addition, we may ask our NEOs and some of their spouses to participate in President’s Club trips offered as rewards to certain other employees for excellent sales or other performance. We treat the expenses of spouses as taxable income to the executives. Because spousal participation is at our request and can be disruptive to other plans they may have, we provide a gross up on that taxable income.

Our NEOs are also eligible to participate in our non-qualified deferred compensation plan, pursuant to which they may elect to defer up to 100% of their base salary and other eligible forms of compensation. In 2019, none of our NEOs made any contributions to or withdrawals from the deferred compensation plan. In 2019, we added a 401(k) restoration program to our non-qualified deferred compensation plan, in which, the employee will continue to receive company match once they have reached the IRS income limit and are contributing on average annually 5% to the 401(k) plan. For 2019, the Company match has a three-year cliff vesting restriction. See “Compensation of Named Executive Officers — Non-Qualified Deferred Compensation Plan” on page 58 for more detail regarding the plan.

Employment Agreements

We are party to an employment agreement with each of our NEOs. These employment agreements provide benefits to our Company that, we believe, are necessary in order to attract and retain highly-qualified executives. Each NEO has agreed not to disclose confidential information or compete with us, and not to solicit our customers or recruit our employees, for a period of generally 24 months following the termination of his or her employment. In exchange, we offer limited income and benefit protections to the NEO, but we do not provide for any excise tax gross-ups.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 49

Policies and Guidelines

Policy Regarding Timing of Equity Grants

Our Compensation Committee, in its discretion, typically makes the annual grant to all eligible employees shortly after the public disclosure of either the Company’s fourth quarter earnings release or the filing of the Company’s annual report, based upon the closing price of our common stock on the grant date. From time to time, our Compensation Committee may approve supplemental or other non-recurring grants outside of our annual compensation program.

Anti-Hedging Policy

Our insider trading policy prohibits directors and employees from engaging in any transaction in which they profit if the value of our common stock declines.

Target Stock Ownership Guidelines

The Compensation Committee has implemented updated stock ownership guidelines for our NEOs and other members of senior management to foster equity ownership and align the interests of our management team, including our NEOs, with our shareholders. More specifically, within five years of his or her initial appointment to the position, the executive is expected to beneficially own at least the number of shares as follows:

•	For the Chief Executive Officer: equal to 600% of his or her base salary;

•	For the President: equal to 400% of his or her base salary;

•	For the Chief Financial Officer and all other NEOs: equal to 300% of his or her base salary; and

•	For other members of senior management: equal to 200% - 300% of his or her base salary.

Additionally, each NEO is required to hold such shares until the NEO has met the applicable ownership guideline. Each of our NEOs was in compliance with the stock ownership guidelines as of the record date.

Clawback Policy

The Compensation Committee has adopted a clawback policy, pursuant to which we may recoup all or any portion of the value of any annual or long-term incentive awards provided to any current or former NEOs in the event that our financial statements are restated due to material noncompliance with any financial reporting requirement under the securities laws.

Tax Considerations

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to any one of our NEOs. Prior to enactment of the Tax Cuts and Jobs Act of 2017 (the “Jobs Act”), qualifying “performance-based” compensation was not subject to the deduction limit if certain requirements were met.

However, the exemption from Section 162(m)’s deduction limit for performance-based compensation was repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs in excess of $1 million will not be deductible. The Jobs Act provides for transition relief applicable to certain arrangements in place as of November 2, 2017. The scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit is uncertain, so there can be no assurance that any compensation awarded will be fully deductible under all circumstances. Also, to maintain flexibility in compensating our NEOs, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the deduction limit when the Compensation Committee believes that such payments are appropriate.

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Report of Compensation Committee Members

The members of the Compensation Committee have reviewed and discussed the foregoing section entitled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Compensation Committee members recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement, which is to be incorporated by reference into the Company’s Annual Report on Form 10-K for 2019.

COMPENSATION COMMITTEE MEMBERS

John G. Bruno (Chair)

Kris Cloninger III

William I Jacobs

Joia M. Johnson

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 51

Compensation of Named Executive Officers

Summary Compensation Table

The following table presents certain summary information concerning compensation that we paid or accrued for services rendered in all capacities during 2019, 2018, and 2017.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation(5)	Total
Jeffrey S. Sloan	2019	$1,000,000	$14,045,285	$2,750,022	$2,560,000	$146,789	$20,502,096
Chief Executive Officer	2018	$1,000,000	$9,950,022	$1,875,034	$3,958,667	$34,837	$16,818,560
	2017	$1,000,000	$4,500,048	$1,500,010	$2,101,333	$34,392	$9,135,783
Cameron M. Bready	2019	$623,269	$6,820,333	$812,513	$1,113,832	$75,859	$9,445,796
President and Chief Operating Officer	2018	$585,000	$2,494,011	$457,503	$2,152,700	$34,063	$5,723,277
	2017	$565,000	$1,155,759	$385,274	$667,830	$29,328	$2,803,191
Paul M. Todd	2019	$188,164	$2,000,140	—	$316,116	$60,844	$2,565,264
Senior EVP and Chief Financial Officer
Guido F. Sacchi	2019	$531,154	$3,518,903	$437,501	$850,565	$67,761	$5,405,884
Senior EVP and Chief Information Officer	2018	$500,000	$1,454,151	$350,023	$1,811,167	$30,517	$4,145,858
	2017	$485,000	$759,860	$253,258	$573,270	$29,328	$2,100,716
David L. Green	2019	$520,769	$3,149,964	$331,254	$774,690	$63,913	$4,840,590
Senior EVP, General Counsel and Corporate Secretary	2018	$500,000	$1,121,258	$275,000	$929,000	$30,517	$2,855,775
	2017	$450,000	$669,048	$223,018	$502,350	$28,760	$1,873,176

(1)

The increases to base salary and target short-term incentive opportunities for the NEOs, other than Mr. Sloan, were prorated for the period between September 22, 2019 and December 31, 2019. Mr. Sloan’s base salary and short-term incentive opportunity was unchanged in 2019.

(2)

This column reflects the aggregate grant date fair value of awards of time-based restricted shares of our common stock and awards of performance units (including synergy performance units granted during 2019). The aggregate grant date fair value of awards of synergy performance units granted in 2019 and performance units granted in 2017 was calculated in accordance with FASB ASC Topic 718, based on the value of the underlying shares and the probable outcome of performance-based vesting conditions on the grant date (at target performance levels), excluding the effect of estimated forfeitures. The grant date fair value of the performance units granted in 2019 (other than the synergy performance units) and 2018 was calculated using the Monte Carlo model. The calculation for the grant date fair value of the 2019 performance units incorporated the following assumptions:

Grant Date	Performance Period End Date	Expected Term (years)	Expected Volatility	Risk-Free Interest Rate	Expected Dividend Yield
2/25/2019	12/31/2021	2.85	23.64%	2.47%	0%

The Company used its historical share prices as the basis for the volatility assumptions. The risk-free interest rates were based on U.S. Treasury rates in effect at the time of grant. The expected term was based on the time remaining in the performance period on the grant date.

52 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

The tables below set forth the maximum grant date fair value, assuming that the highest levels of performance conditions were achieved, for all performance-based awards granted during 2019, 2018 and 2017, for which an amount less than the maximum is reflected in the table above.

	2019 Performance Units		2019 Synergy Performance Units
Name	Grant Date Fair Value at Target	Value Assuming Highest Performance	Grant Date Fair Value at Target	Value Assuming Highest Performance

Jeffrey S. Sloan	$6,795,155	$27,180,621	$4,500,067	$9,000,135

Cameron M. Bready	$2,007,688	$8,030,753	$4,000,115	$12,000,344

Paul M. Todd	—	—	$2,000,140	$6,000,419

Guido F. Sacchi	$1,081,148	$4,324,593	$2,000,140	$6,000,419

David L. Green	$818,504	$3,274,018	$2,000,140	$6,000,419

	2018 Performance Units
Name	Grant Date Fair Value at Target	Value Assuming Highest Performance

Jeffrey S. Sloan	$4,575,002	$18,300,009

Cameron M. Bready	$1,116,393	$4,465,574

Guido F. Sacchi	$854,017	$3,416,069

David L. Green	$671,123	$2,684,494

	2017 Performance Units
Name	Grant Date Fair Value at Target	Value Assuming Highest Performance

Jeffrey S. Sloan	$3,000,032	$6,000,064

Cameron M. Bready	$770,506	$1,541,012

Guido F. Sacchi	$506,573	$1,013,146

David L. Green	$446,032	$892,064

(3)

This column reflects the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The grant date fair values were calculated using the Black-Scholes valuation model. The assumptions used in determining the Black-Scholes value are provided in Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)

This column reflects cash payouts under our short-term incentive plan. For 2018, this column also includes (i) cash payouts under our short-term incentive plan and (ii) the synergy cash bonus payout granted to our NEOs in the 2016 fiscal year in connection with the Heartland acquisition.

(5)	This column includes the following compensation components for 2019:

Name	Company Contributions to 401(K) Plans	Company Contributions to Non-Qualified Deferred Compensation Plan	Financial Planning Services	Other Perquisites and Personal Benefits(a)	Total

Jeffrey S. Sloan	$11,200	$111,147	$22,280	$2,162	$146,789

Cameron M. Bready	$11,200	$43,839	$17,960	$2,850	$75,849

Paul M. Todd	—	$58,584	—	$2,260	$60,844

Guido F. Sacchi	$11,200	$34,493	$17,960	$4,180	$67,761

David L. Green	$11,200	$32,791	$17,960	$1,962	$63,913

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 53

(a)

These perquisites and personal benefits consist of compensation related to personal usage of the Company airplane (for Mr. Bready and Dr. Sacchi in 2019), and attendance at Company-sponsored events for our NEOs. The dollar amount of perquisites and personal benefits represents the cost we incurred to provide the perquisite or benefit. For compensation reporting purposes, we valued the incremental cost of the personal use of the aircraft based on the variable costs incurred by the Company, which include (i) landing, ramp and parking fees and expenses; (ii) crew travel expenses; (iii) supplies and catering, (iv) aircraft fuel and oil expense; (v) any customs, foreign permit and similar fees; (vi) crew travel; (vii) passenger ground transportation; and (viii) maintenance fees and expenses associated with the plane. The incremental cost of the use of the airplane does not include any costs that would have been incurred by the Company whether or not the personal trip was taken.

Grants of Plan-Based Awards in 2019

The following table sets forth information concerning grants of plan-based awards during 2019 to the NEOs, all of which were made pursuant to our 2011 Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Jeffrey S. Sloan
Cash	2/25/2019	$800,000	$1,600,000	$3,200,000
Performance units	2/25/2019				10,724	42,896	171,584				$6,795,155
Synergy performance units	9/18/2019				—	27,381	54,762				$4,500,067
Restricted shares	2/25/2019							21,488			$2,750,063
Stock options	2/25/2019								69,455	$128.22	$2,750,022
Cameron M. Bready
Cash	9/22/2019	$402,500	$805,000	$1,610,000
Performance units	2/25/2019				3,169	12,674	50,696				$2,007,688
Synergy performance units	9/18/2019				—	24,339	73,017				$4,000,115
Restricted shares	2/25/2019							6,337			$812,530
Stock options	2/25/2019								20,518	$128.22	$812,513
Paul M. Todd(6)
Cash	9/22/2019	$357,000	$714,000	$1,428,000
Synergy performance units	9/18/2019				—	12,170	36,510				$2,000,140
Guido F. Sacchi											—
Cash	9/22/2019	$287,500	$575,000	$1,150,000
Performance units	2/25/2019				1,706	6,825	27,300				$1,081,148
Synergy performance units	9/18/2019				—	12,170	36,510				$2,000,140
Restricted shares	2/25/2019							3,413			$437,615
Stock options	2/25/2019								11,048	$128.22	$437,501
David L. Green
Cash	9/22/2019	$275,000	$550,000	$1,100,000
Performance units	2/25/2019				1,292	5,167	20,668				$818,504
Synergy performance units	9/18/2019				—	12,170	36,510				$2,000,140
Restricted shares	2/25/2019							2,584			$331,320
Stock options	2/25/2019								8,365	$128.22	$331,254

(1)

These columns reflect the threshold, target and maximum annual cash incentive opportunities under our short-term incentive plan approved by the Compensation Committee following the completion of the merger with TSYS. At the time of the filing of this proxy statement, the actual results of our non-equity incentive plan were certified, and our NEOs received the amounts set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

These columns reflect the number of estimated future payouts of (i) performance units granted in 2019 based on threshold, target and maximum award opportunities and (ii) synergy performance units granted in 2019 based on target and maximum award opportunities. There is no threshold award opportunity for the synergy performance units.

54 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

For purposes of the performance units granted in 2019, after a three-year performance period, our Compensation Committee will certify the results and determine the number of performance units that have been earned. Thereafter, all of the performance units will convert to unrestricted shares.

Depending on the Compensation Committee’s certification of the achievement of the synergy goals as presented by an independent accounting firm, half of the synergy performance units will convert into unrestricted shares on September 18, 2022, and the remaining units will convert to unrestricted shares on September 18, 2023, subject to the NEO’s continued employment with the Company on each respective date.

The NEOs do not have the right to vote the underlying shares, and dividends are not payable or otherwise accrued to the NEOs until the units are converted into a stock grant at the end of the applicable performance period. Once the stock grant is made, dividends are paid on such stock at the same rate as all of our other shareholders.

(3)	This column reflects the number of restricted shares of our common stock granted in 2019 that will vest in equal installments on each of the first three anniversaries of the grant date.

(4)	This column represents the number of stock options granted in 2019 that will vest in equal installments on each of the first three anniversaries of the grant date.

(5)

This column represents the aggregate grant date fair value of equity awards granted in 2019, calculated in accordance with FASB ASC Topic 718, excluding the estimated effect of forfeitures, with respect to the synergy performance units, restricted shares and stock options, and the Monte Carlo model, with respect to the performance units.

(6)	Mr. Todd was appointed as the Company’s Senior Executive Vice President and Chief Financial Officer on September 18, 2019 and did not participate in the February 2019 grant of LTI awards.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 55

Outstanding Equity Awards at December 31, 2019

The following table provides the outstanding equity awards at December 31, 2019 for each of the NEOs.

		Option Awards				Stock Awards
Name	Grant/ Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jeffrey S. Sloan	7/30/2015	71,204	—	$55.92	7/30/2025	—		—	—		—
	7/29/2016	36,676	—	$74.66	7/29/2026	—		—	—		—
	3/1/2017	42,230	21,115	$79.45	3/1/2027	—		—	—		—
	2/26/2018	17,812	35,623	$114.70	2/26/2028	—		—	—		—
	2/25/2019	—	69,445	$128.22	2/25/2029			—	—		—
	3/1/2017	—	—	—	—	6,293	(3)	$1,148,850	—		—
	2/26/2018	—	—	—	—	10,898	3)	$1,989,539	—		—
	6/12/2018	—	—	—	—	19,697	3)	$3,595,884	—		—
	2/25/2019	—	—	—	—	21,488	(3)	$3,915,547	—		—
	3/1/2017	—	—	—	—	75,520	(4)	$13,786,931
	2/26/2018	—	—	—	—	—		—	98,082	(5)	$17,905,850
	2/25/2019	—	—	—	—	—		—	128,688	(6)	$23,493,281
	9/18/2019	—	—	—	—	—		—	27,381	(7)	$4,998,675

Total		167,922	126,183			133,856		$24,436,751	254,151		$46,397,806

Cameron M. Bready	7/30/2015	3,780	—	$55.92	7/30/2025	—		—	—		—
	7/29/2016	9,703	—	$74.66	7/29/2026	—		—	—		—
	3/1/2017	10,847	5,423	$79.45	3/1/2027	—		—	—		—
	2/26/2018	4,346	8,692	$114.70	2/26/2028	—		—	—		—
	2/25/2019	—	20,518	$128.22	2/25/2029	—		—	—		—
	3/1/2017	—	—	—	—	1,616	(3)	$295,017	—		—
	2/26/2018	—	—	—	—	2,659	(3)	$485,427	—		—
	6/12/2018	—	—	—	—	5,178	(3)	$945,296	—		—
	2/25/2019	—	—	—	—	6,337	(3)	$1,156,883	—		—
	3/1/2017	—	—	—	—	19,396	(4)	$3,540,934
	2/26/2018	—	—	—	—	—		—	23,934	(5)	$4,369,391
	2/25/2019	—	—	—	—	—		—	38,022	(6)	$6,941,296
	9/18/2019	—	—	—	—	—		—	24,339	(7)	$4,443,328

Total		28,676	34,633	—	—	35,186		$6,423,557	86,295		$15,754,015

Paul M. Todd	9/18/2019	—	—	—	—	—		—	12,170	(7)	$2,221,755
Guido Sacchi	7/30/2015	4,220	—	$55.92	7/30/2025	—		—	—		—
	7/29/2016	6,382	—	$74.66	7/29/2026	—		—	—		—
	3/1/2017	7,130	3,565	$79.45	3/1/2027	—		—	—		—
	2/26/2018	3,325	6,650	$114.70	2/26/2028	—		—	—		—
	2/25/2019	—	11,048	$128.22	2/25/2029	—		—	—		—
	3/1/2017	—	—	—	—	1,063	(3)	$194,061	—		—
	2/26/2018	—	—	—	—	2,035	(3)	$371,510	—		—
	6/12/2018	—	—	—	—	1,407	(3)	$256,862	—		—
	2/25/2019	—	—	—	—	3,413	(3)	$623,077	—		—
	3/1/2017	—	—	—	—	12,752	(4)	$2,328,005
	2/26/2018	—	—	—	—	—		—	18,309	(5)	$3,342,491
	2/25/2019	—	—	—	—	—		—	20,475	(6)	$3,737,916
	9/18/2019	—	—	—	—	—		—	12,170	(7)	$2,221,755

Total		21,057	21,263			20,670		$3,773,515	50,954		$9,302,162

David L. Green	8/18/2014	15,482	—	$35.78	8/18/2024	—		—	—		—
	7/30/2015	11,868	—	$55.92	7/30/2025	—		—	—		—
	7/29/2016	5,635	—	$74.66	7/29/2026	—		—	—		—
	3/1/2017	6,279	3,139	$79.45	3/1/2027	—		—	—		—
	2/26/2018	2,612	5,225	$114.70	2/26/2028	—		—	—		—
	2/25/2019	—	8,365	$128.22	2/25/2029	—		—	—		—
	3/1/2017	—	—	—	—	936	(3)	$170,876	—		—
	2/26/2018	—	—	—	—	1,599	(3)	$291,913	—		—
	6/12/2018	—	—	—	—	985	(3)	$179,822	—		—
	2/25/2019	—	—	—	—	2,584	(3)	$471,735	—		—
	3/1/2017	—	—	—	—	11,228	(4)	$2,049,784
	2/26/2018	—	—	—	—	—		—	14,388	(5)	$2,626,673
	2/25/2019	—	—	—	—	—		—	15,501	(6)	$2,829,863
	9/18/2019	—	—	—	—	—		—	12,170	(7)	$2,221,755

Total		41,876	16,729			17,332		$3,164,130	42,059		$7,678,291

56 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

(1)	All stock options were granted pursuant to our 2011 Incentive Plan and vest in equal installments on each of the first three anniversaries of the grant date.

(2)	Market value is calculated based on the closing price of our common stock on December 31, 2019 of $182.56.

(3)	Represents shares of restricted stock that vest in equal installments on each of the first three anniversaries of the grant date.

(4)

Represents performance units granted in 2017. These performance units are earned based on the growth of our annual adjusted EPS over each year (calculated separately) in the three-year performance period ended December 31, 2019. The final percentage of performance units earned will be calculated as the average of each of the three annual payout percentages (as percentages of target). The earned units will convert into unrestricted shares following the third anniversary of the performance unit grant date, or March 1, 2020, provided that the Compensation Committee has previously certified the performance results described above. In accordance with SEC rules and based on actual performance through 2019, the number of performance units reflected in the table is based on the actual achievement at the maximum payout level of 200%. See the “Payout of 2017 Fiscal Year Performance Units” section of the Compensation Discussion and Analysis for additional information.

(5)

Represents performance units granted during 2018. These performance units are earned based on the growth of our annual adjusted EPS over each year (calculated separately) in the three-year performance period ending December 31, 2020, as may be further adjusted based on the TSR modifier. The final percentage of performance units earned is determined as the average of each of the three annual adjusted EPS payout percentages (as a percent of target) and then multiplied by the TSR modifier. The earned units will convert into unrestricted shares following the third anniversary of the performance unit grant date, or February 26, 2021, provided that the Compensation Committee has previously certified the performance results described above. In accordance with SEC rules, the number of performance units reflected in the table is based on an assumed achievement at the payout level of 300%, based on actual adjusted EPS during 2018 and 2019 and no modification of such payout based on actual TSR for the three-year performance period.

(6)

Represents performance units granted during 2019. These performance units are earned based on the same calculation as the performance units granted in 2018. In accordance with SEC rules, the number of performance units reflected in the table is based on an assumed achievement at the payout level of 300%, based on actual adjusted EPS during 2019 and no modification of such payout based on actual TSR for the three-year performance period.

(7)

Represents synergy performance units granted in 2019 in connection with the merger with TSYS as a non-recurring, supplemental award. The synergy performance units are earned based upon the achievement of pre-established synergy goals set by our Compensation Committee for the three-year performance period from September 18, 2019 to September 19, 2022. The number of shares issued, if any, will be based on the Company’s achievement of cost synergies of at least $350 million and revenue synergies of at least $125 million. The resulting payout multiple for cost synergies and revenue synergies would be averaged together to determine the payout multiple applied to the target award, and will range from 0% to 200% of target for our Chief Executive Officer and 0% to 300% of target for our other NEOs. In accordance with SEC rules and based on actual performance for 2019, the number of synergy performance units reflected in the table is based on an assumed achievement at the target performance level.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 57

Stock Options Exercised and Stock Vested during 2019

The following table provides information on options exercised and stock awards that vested in 2019. The shares shown as acquired on exercise or on vesting represent shares of our common stock.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Jeffrey S. Sloan	132,686	$12,443,521	144,896	$22,878,595
Cameron M. Bready	16,000	$1,208,002	48,378	$7,467,242
Paul M. Todd	—	—	—	—
Guido F. Sacchi	—	—	31,605	$4,815,014
David L. Green	—	—	21,460	$3,377,815

(1)	Represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

(2)	Includes shares acquired on the vesting of (i) restricted stock awards and (ii) performance units granted in 2016.

(3)	Represents the fair market value of the shares on the vesting date.

Non-Qualified Deferred Compensation Plan

Our NEOs are eligible to participate in our Non-Qualified Deferred Compensation Plan, or the deferred compensation plan.

The following table provides information on deferred compensation under the deferred compensation plan for each NEO during 2019. Mr. Sloan and Mr. Todd participate, but did not make any contributions or withdrawals, nor did they receive any distributions, during 2019. In 2019, we added a 401(k) restoration program to the deferred compensation plan, in which the employee will continue to receive company match once they have reached the IRS income limit and are contributing on average annually 5% to the 401(k) plan. For 2019, the Company match will have a three-year cliff vesting restriction. Aggregate earnings (Iosses) are not includable in the summary compensation table above because they were not above-market or preferential earnings. The aggregate balance includes amounts previously reported in the summary compensation table above in the previous years when earned if the NEO’s compensation was required to be disclosed in a previous year.

Name	Company Contribution in 2019(1)	Aggregate Earnings (Losses) in 2019	Aggregate Balance at December 31, 2019
Jeffrey S. Sloan	$111,147	$24,891	$127,810
Cameron M. Bready	$43,839	—	—
Paul M. Todd	$58,584	$11,864	$208,670
Guido F. Sacchi	$34,493	—	—
David L. Green	$32,791	—	—

(1)	The Company contribution was earned as of December 31, 2019 and will be deposited in the NEOs’ deferred compensation plan account in 2020. This contribution will vest on December 31, 2022.

Pursuant to the deferred compensation plan, participants are permitted to elect to defer up to 100% of their base salary and other eligible forms of cash compensation (such as cash incentive bonus). Participant accounts are credited with earnings based on the participant’s investment allocation among a menu of investment options selected by the deferred compensation plan administrator. Participants are 100% vested in the participant deferrals and related earnings. We do not make contributions to the deferred compensation plan and do not guarantee any return on participant account balances. Participants may allocate their plan accounts into sub-accounts that are payable upon separation from service or on designated specified dates. Except in the case

58 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

of death or disability, participants may elect in advance to have their various account balances pay out in a single lump sum or in installments over a period of two to ten years. In the event a participant separates from service by reason of death or disability, the participant or his designated beneficiary will receive the undistributed portion of his or her account balances in a lump-sum payment. Subject to approval by the deferred compensation plan administrator, in the event of an unforeseen financial emergency beyond the participant’s control, a participant may request a withdrawal from an account up to the amount necessary to satisfy the emergency (provided the participant does not have the financial resources to otherwise meet the hardship).

Pension Benefits

We maintain a noncontributory defined benefit pension plan covering our U.S. employees who have met the eligibility provisions. The retirement plan was closed to new participants beginning June 1, 1998, and none of our NEOs were hired before that date.

Potential Payments upon Termination, Retirement or Change in Control

This section describes the post-employment benefits that each of our NEOs would be entitled to receive in connection with various termination of employment and change-in-control scenarios.

Employment Agreements with Our Named Executive Officers

In connection with the completion of the merger with TSYS, Messrs. Sloan, Bready and Green and Dr. Sacchi each entered into an amended and restated agreement with our Company, and Mr. Todd entered into a new employment agreement. These agreements are each for an initial term of three years following the completion of the merger with TSYS and are automatically extended for one additional year on the second anniversary of the closing of the merger with TSYS and each anniversary thereafter unless either party provides notice of non-renewal before such anniversary date. The initial term of each employment agreement is until September 18, 2022.

Each of these agreements prohibits the NEO from disclosing our confidential information, soliciting our customers or recruiting our employees for a period of 24 months following the separation date. In addition, if the NEO’s employment is terminated by the Company or the NEO, the NEO has agreed not to compete with us generally for a period of 24 months. The non-compete does not apply if the NEO’s employment is terminated as a result of the Company’s decision not to extend the employment agreement.

The employment agreements with the NEOs may be terminated by us at any time for “cause” (as defined below) or for no reason or by the NEO with or without “good reason” (as defined below). The employment agreements will also terminate upon the NEO’s death, disability or retirement. Depending on the reason for the termination and when it occurs, the NEO will be entitled to certain severance benefits, as described below, which may be delayed for such time as may be necessary to avoid a violation of Section 409A of the Internal Revenue Code. “Cause,” as defined in the employment agreements, generally means (i) the failure by the NEO to perform substantially his responsibilities after delivery of notice and a cure period of ten business days, (ii) engagement in any fraud, misappropriation, embezzlement or similar dishonest or wrongful act, (iii) substance abuse which materially interferes with the NEO’s ability to perform or the use of illegal drugs, (iv) violation of laws or Company policies regarding employment discrimination, harassment, conflicts of interest, retaliation, competition with our Company, solicitation of our customers or employees on behalf of anyone other than us, improper use or disclosure of confidential or proprietary information, or (v) commission of or conviction for, or plea of guilty or nolo contendere to, a felony or a crime involving dishonesty or other moral turpitude. In the case of Mr. Sloan, any determination of “Cause” requires a finding that such circumstances exist by not less than a majority (or, following a transaction constituting a change in control, not less than three-quarters) of the board. “Good Reason,” as defined in the employment agreements, generally means (a) a material adverse reduction in position, duties or responsibilities, (b) in the case of Mr. Sloan, a change such that he no longer reports directly and exclusively to the board, (c) a reduction of the NEO’s base salary, bonus opportunity (to a target below the minimum specified in the agreement), or in welfare benefits (in each case, unless such reduction is made to similarly situated senior executives), (d) a failure of our Company to require a successor-in-interest to agree to perform our obligations under the employment agreement, (e) relocation from the Atlanta, Georgia metropolitan

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 59

area (in the case of Messrs. Sloan, Bready, Sacchi and Green) or from the Columbus, Georgia metropolitan area, other than a relocation to Atlanta, Georgia (in the case of Mr. Todd), or (f) material breach by the Company of the employment agreement.

Termination Without Cause or Resignation for Good Reason When Not Related to a Change in Control.    If, prior to a change in control or on or after the second anniversary of a change in control, the NEO’s employment is terminated by us without cause or the NEO resigns for good reason, the NEO will be entitled to the following payments and benefits:

•	Accrued salary and benefits through the separation date.

•

Continued payments of the NEO’s base salary for 24 months (in the case of Mr. Sloan) or 18 months (in the case of the other NEOs), in each case provided that the NEO does not violate any restrictive covenants.

•	A prorated annual incentive bonus for the year in which the termination occurs, based on actual performance against certified pre-established bonus targets.

•

An additional cash payment equal to 2x (in the case of Mr. Sloan) or 1.5x (in the case of the other NEOs) the NEO’s target annual bonus opportunity, payable nine months after the separation date, provided that the NEO does not violate any restrictive covenants.

•	A lump sum cash payment equal to 18 months of the NEO’s COBRA premiums, payable within 60 days following separation.

•

The NEO’s performance units granted following the closing of the merger with TSYS will vest pro-rata based on target performance (if termination occurs in the first year of the applicable performance cycle) or actual performance (if termination occurs after the first year of the applicable performance cycle). With respect to Messrs. Sloan, Bready, and Green and Dr. Sacchi, any such awards granted prior to the closing of the merger with TSYS will remain outstanding, and, after the Compensation Committee certifies the results at the end of the performance period in which the separation date falls, the NEO will receive 50% of the number of shares that would have vested based on actual performance.

•

With respect to Messrs. Sloan, Bready, and Green and Dr. Sacchi, restricted stock awards granted prior to the closing of the merger with TSYS will vest as of the separation date, and stock options granted prior to the closing of the merger with TSYS that would have vested in the next 24 months will vest and remain exercisable for no more than 90 days from the separation date.

•

With respect to Mr. Todd’s stock options, restricted stock unit awards and performance share awards granted prior to the closing of the merger with TSYS, such awards were converted pursuant to the terms of the merger agreement into (a) in the case of Mr. Todd’s TSYS stock options, Company stock options and (b) in the case of Mr. Todd’s TSYS restricted stock unit awards and performance share awards, Company restricted stock unit awards. Such awards remained subject to the same terms and conditions (including vesting and payment terms) as applied to Mr. Todd’s corresponding TSYS awards immediately prior to the closing of the merger. Therefore, upon a termination of employment not related to a change in control, Mr. Todd would not be entitled to additional vesting with respect to such equity awards which were granted prior to the closing of the merger with TSYS. Such awards would vest upon Mr. Todd’s termination without cause or upon a resignation for good reason as described below.

Termination Without Cause or Resignation for Good Reason When Related to a Change in Control.    If, within 24 months after a change in control, the NEO’s employment is terminated by us without cause or the NEO resigns for good reason, the NEO will be entitled to the following benefits:

•	Accrued salary and benefits through the separation date.

•

A cash payment equal to 3x (in the case of Mr. Sloan) or 2x (in the case of the other NEOs) the amount of the NEO’s then-current base salary as a lump sum payment or payments, provided that the NEO does not violate any restrictive covenants.

•

A prorated annual incentive bonus for the year in which the termination occurs based on (a) the NEO’s then-current target bonus opportunity, if the separation date occurs before the end of the year in which the change of control occurred, or (b) the actual amount earned based on certified results, if the separation date occurs during a year that began after the change in control occurred.

60 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

•

A cash payment equal to 3x (in the case of Mr. Sloan) or 2x (in the case of the other NEOs) of the amount of the NEO’s then-current target bonus opportunity, payable nine months after the separation date, provided that the NEO does not violate any restrictive covenants.

•	A lump sum cash payment equal to 18 months of the NEO’s COBRA premiums, payable within 60 days following separation.

•

All of the NEO’s restricted stock and stock options granted following the closing of the merger with TSYS (and, with respect to Messrs. Sloan, Bready, and Green and Dr. Sacchi, any such awards granted prior to the closing of the merger with TSYS) will vest as of the separation date, and the options will remain exercisable for no more than 90 days from the separation date.

•

The NEO’s performance units granted following the closing of the merger with TSYS will vest in full based on target performance (if termination occurs in the first year of the applicable performance cycle) or actual performance (if termination occurs after the first year of the applicable performance cycle). With respect to Messrs. Sloan, Bready and Green and Dr. Sacchi, any such awards granted prior to the closing of the merger with TSYS will convert into fully-vested shares of our common stock based on (i) assumed target performance, if the separation date occurs before the end of the performance cycle in which the change in control occurs, (ii) the greater of assumed target performance or actual performance, if the separation date occurs after the end of the performance cycle in which the change of control occurs, or (iii) actual performance, if the separation date occurs during a performance cycle that began after the change in control occurred.

•

With respect to Mr. Todd’s stock options, restricted stock unit awards and performance share awards granted prior to the closing of the merger with TSYS that were converted as described above into Company stock options and restricted stock unit awards, as applicable, upon the closing of the merger with TSYS, a prorated portion of such awards that would have become vested on the next vesting date will become immediately vested, with stock options to remain exercisable for the remainder of the applicable term.

The NEO also will be eligible for comparable benefits if his employment is terminated without cause or if he resigns for good reason in anticipation of a change-in-control transaction. The employment agreements specify that a termination or resignation is considered to be in anticipation of a change-in-control transaction if the termination occurs following public announcement of a change-in-control transaction which transaction is consummated within nine months (or, in the case of Mr. Todd, six months).

Death or Disability.    Whether or not a change in control occurs, if the NEO’s employment is terminated by reason of death or disability, the NEO will be entitled to receive accrued salary and benefits through the separation date and any other benefits that may apply. All of the NEO’s performance units, restricted stock awards and stock options granted following the closing of the merger with TSYS (and, with respect to Messrs. Sloan, Bready, and Green and Dr. Sacchi, any such awards granted prior to the closing of the merger with TSYS) will vest (in the case of performance-based awards, based on target performance), and the options will remain exercisable for no more than 90 days from the separation date. With respect to Mr. Todd’s stock options, restricted stock unit awards and performance share awards granted prior to the closing of the merger with TSYS that were converted as described above into Company stock options and restricted stock unit awards, as applicable, upon the closing of the merger with TSYS, such awards will vest in full (in the case of time-vesting awards) or pro-rata (in the case of awards that were performance share awards immediately prior to the merger with TSYS) upon termination due to death or disability, with stock options to remain exercisable for the remainder of the applicable term.

Retirement.    Whether or not a change in control occurs, if the NEO’s employment is terminated by reason of his retirement, the NEO will be entitled to receive accrued salary and benefits through the separation date and any other benefits that may apply. All of the NEO’s performance units, restricted stock awards and stock options granted following the closing of the merger with TSYS (and, with respect to Messrs. Sloan, Bready, and Green and Dr. Sacchi, any such awards granted prior to the closing of the merger with TSYS) will vest (in the case of performance units, based on actual performance at the end of the applicable performance cycle), and the options will remain exercisable for no more than 90 days following retirement. With respect to Mr. Todd’s stock options, restricted stock unit awards and performance share awards granted prior to the closing of the merger with TSYS that were converted as described above into Company stock options and restricted stock unit awards, as

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 61

applicable, upon the closing of the merger with TSYS, Mr. Todd would not be entitled to additional vesting with respect to such awards given that Mr. Todd will not be retirement eligible pursuant to the terms of the TSYS equity plans prior to the time when such awards become fully vested pursuant to their terms.

Termination for Cause or Resignation Without Good Reason.    If we terminate the NEO for cause, or if the NEO resigns without good reason, the NEO will be entitled to receive accrued salary and benefits through the separation date, but no additional severance amount will be payable under the terms of the employment agreement.

Change in Control Without Termination of Employment.    Our compensation arrangements with our NEOs are “double trigger,” meaning that in order for the NEO to receive severance payments and for the vesting of any of an NEO’s awards to accelerate upon a change in control, there must be a change-in-control transaction as well as a termination of employment without cause or resignation for good reason within 24 months after the change in control (or, as described above, a termination in anticipation of a change in control). In addition, receipt of severance payments and benefits, whether or not in connection with a change in control, requires the NEO to execute a release of claims in favor of the Company.

62 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

Potential Payments Table

The following table sets forth quantitatively the potential post-employment payments that are described above for each of our NEOs. The potential payments to our NEOs are hypothetical situations only and assume that termination of employment and/or change-in-control occurred on December 31, 2019. The amounts shown in the table do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as accrued salary and distributions of plan balances under our tax-qualified 401(k) plan. The value of the acceleration of vesting of stock options, restricted stock and performance-based restricted stock units are calculated based on the $182.56 closing price on December 31, 2019. The value of healthcare continuation is based on COBRA rates.

Name and Form of Payment	Termination Without Cause; Resignation for Good Reason (No Change in Control)		Termination Without Cause or Resignation for Good Reason (Change in Control)(1)		Death or Disability		Retirement		Termination for Cause; Resignation Without Good Reason
Jeffrey S. Sloan
Base salary severance	$2,000,000		$3,000,000		$—		$—		$—
Annual cash incentive bonus	2,560,000		1,600,000		—		—		—
Other cash severance	3,200,000		4,800,000		—		—		—
Restricted stock acceleration	10,649,820		10,649,820		10,649,820		10,649,820		—
Stock option acceleration(2)	7,110,323		8,368,186		8,368,186		8,368,186		—
Performance units	28,067,791	(3)	32,585,317	(4)	25,691,851	(5)	60,184,738	(6)	—
COBRA	30,655		30,655		—		—		—

Total	$53,618,590		$61,033,978		$44,709,857		$79,202,744		$—

Cameron M. Bready
Base salary severance	$1,050,000		$1,400,000		$—		$—		$—
Annual cash incentive bonus	1,113,832		805,000		—		—		—
Other cash severance	1,207,500		1,610,000		—		—		—
Restricted stock acceleration	2,882,622		2,882,622		2,882,622		2,882,622		—
Stock option acceleration(2)	1,892,322		2,263,953		2,263,953		2,263,953		—
Performance units	7,847,825	(3)	11,754,491	(4)	9,984,024	(5)	19,294,949	(6)	—
COBRA	30,655		30,655		—		—		—

Total	$16,024,756		$20,746,721		$15,130,599		$24,441,524		$—

Paul M. Todd
Base salary severance	$1,020,000		$1,360,000		$—		$—		$—
Annual cash incentive bonus	316,116		714,000		—		—		—
Other cash severance	1,071,000		1,428,000		—		—		—
Restricted stock acceleration	4,846,603		157,732		3,609,394		—		—
Stock option acceleration(2)	3,081,138		1,578,755		3,081,138		—		—
Performance units	211,016	(3)	2,221,755		2,221,755	(5)	2,221,755	(6)	—
COBRA	24,778		24,778		—		—		—

Total	$10,570,652		$7,485,057		$8,912,287		$2,221,755		$—

Guido F. Sacchi
Base salary severance	$862,500		$1,150,000		$—		$—		$—
Annual cash incentive bonus	850,565		575,000		—		—		—
Other cash severance	862,500		1,150,000		—		—		—
Restricted stock acceleration	1,445,510		1,445,510		1,445,510		1,445,510		—
Stock option acceleration(2)	1,219,070		1,419,204		1,419,204		1,419,204		—
Performance units	4,915,222	(3)	6,909,896	(4)	5,745,893	(5)	11,630,167	(6)	—
COBRA	34,784		34,784		—		—		—

Total	$10,190,152		$12,684,395		$8,610,608		$14,494,882		$—

David L. Green
Base salary severance	$825,000		$1,100,000		$—		$—		$—
Annual cash incentive bonus	774,690		550,000		—		—		—
Other cash severance	825,000		1,100,000		—		—		—
Restricted stock acceleration	1,114,346		1,114,346		1,114,346		1,114,346		—
Stock option acceleration(2)	981,285		1,132,785		1,132,785		1,132,785		—
Performance units	3,964,176	(3)	6,090,384	(4)	5,065,492	(5)	9,728,075	(6)	—
COBRA	30,655		30,655		—		—		—

Total	$8,515,152		$11,118,171		$7,312,623		$11,975,206		$—

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 63

(1)	Assumes a change in control occurred on December 31, 2019, immediately followed by the NEO’s termination.

(2)	For the purpose of this calculation, outstanding unvested options having an exercise price greater than the closing price of our common stock on such date have a value of $0.

(3)

Amount reflects 50% of the number of shares that would be issued at (i) 300% of target for the performance units granted in 2019 and 2018 (and no modification of such payout based on the TSR modifier for the three-year performance period) and (ii) the maximum payout levels (200% of target) for the performance units granted in 2017. For synergy performance units granted on September 18, 2019, the amount reflects a prorated portion of the number of units calculated at target through December 31, 2019.

(4)

Amount reflects the number of shares that would be issued at (i) the target payout levels for the performance units granted in 2019 and 2018 (and no modification of such payout based the TSR modifier for the three-year performance period); (ii) target payout levels for the synergy performance units granted on September 18, 2019; and (iii) the maximum payout levels (200% of target) for the performance units granted in 2017 (which was the actual payout levels for the 2017 performance units).

(5)

Amount reflects the number of shares that would be issued at (i) the target payout levels for the performance units granted in 2019 and 2018 (and no modification of such payout based the TSR modifier for the three-year performance period); (ii) target payout levels for the synergy performance units granted on September 18, 2019; and (iii) the target payout level for the performance units granted in 2017.

(6)

Amount reflects the number of shares that would be issued at (i) 300% of target for the performance units granted in 2019 and 2018 (and no modification of such payout based on the TSR modifier for the three-year performance), (ii) the maximum payout levels (200% of target) for the performance units granted in 2017 (which was the actual payout levels for the 2017 performance units), and (iii) the target payout levels for the synergy performance units granted on September 18, 2019.

64 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees (excluding the Chief Executive Officer) and the annual total compensation of Jeffrey S. Sloan, our Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

For 2019, our last completed fiscal year:

•	The annual total compensation of the median employee was $56,040; and

•

The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table presented earlier in this Proxy, was $20,502,096 (which amount is exclusive of $15,046 in employer-provided health and welfare benefits).

Based on this information, for 2019, the ratio of the annual total compensation of the median employee to the annual total compensation of Mr. Sloan, our Chief Executive Officer, was 1 to 367.

To determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

•	We selected December 31, 2019 as the date upon which we would identify the “median employee.”

•	We determined that, as of December 31, 2019, we had approximately 23,782 employees working at the Company and its consolidated subsidiaries.

•

As is permitted under SEC rules, we eliminated 1,010 global employees (approximately 4.25% of our total population) from the data set. A list of the excluded employees and their country of residency is provided in the table below.

Country	# of Employees	Country	# of Employees	Country	# of Employees

Austria	4	Italy	1	Romania	10

Belgium	1	Macao	6	Singapore	23

Brazil	141	Malaysia	103	Slovakia	20

Germany	4	Malta	15	Spain	85

Hong Kong	142	Mexico	31	Sri Lanka	36

Hungary	51	Netherlands	130	Taiwan	51

Ireland	129	New Zealand	11	United Arab Emirates	16

•

To determine our “median employee” from our adjusted employee population, we used a consistently applied compensation definition and chose “base pay (actual).” We used a stratified statistical sampling methodology to provide a reasonable estimate of the median base pay for the employee population considered. We conducted an analysis using a sample of 23,782 employees. Then we identified employees who we expected were paid within approximately a +/- 10% range of that value, based on our assumptions that the median employee was likely to be within that group and that those within that group had substantially similarly probabilities of being the median employee. We then analyzed taxable wages for this group (annualizing pay for permanent employees who commenced work during 2019) to select a single median employee. We did not change our methodology or material assumptions, adjustments, or estimates from those used in our pay ratio disclosure for 2018.

•

Using this methodology, we determined that the “median employee” was a full-time, hourly employee located in the United States, with base pay (actual) for the 12-month period ending December 31, 2019 in the amount of $46,763.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 65

•

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $56,040 (inclusive of the value of employer-provided health and welfare benefits).

•

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of the Summary Compensation Table, plus the value of employer-provided health and welfare benefits in the amount of $15,046, which was not included in the Summary Compensation Table.

Supplemental CEO Pay Ratio

We understand that the CEO pay ratio is intended to provide greater transparency to annual CEO pay and how it compares to the pay of the median employee. As such, we are providing a supplemental ratio that compares the Chief Executive Officer’s annual pay, excluding the one-time synergy performance unit award (see the “Synergy Awards” section), to the pay of the median-paid employee as we believe that this supplemental ratio reflects a more representative comparison. Using the same methodology above, the resulting supplemental CEO pay ratio is 286 to 1.

66 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

Proposal Three: Approval of Amendments to our Articles of Incorporation to Eliminate the Supermajority Voting Requirements

After careful consideration and upon the recommendation of the Governance and Nominating Committee, the board has unanimously determined that it would be in the best interests of Global Payments and our shareholders to amend the Company’s Third Amended and Restated Articles of Incorporation, or the Articles of Incorporation, to remove supermajority voting thresholds and provide for holders of a majority of the total number of votes entitled to vote thereon to be able to take action on items that currently require the approval of the affirmative vote of the holders of two-thirds of the outstanding shares of common stock entitled to vote. The board is now asking the Company’s shareholders to approve the amendments to the Articles of Incorporation as described below.

Global Payments’ Current Supermajority Standards

The Articles of Incorporation currently require the affirmative vote of the holders of two-thirds of the shares of the Company’s total issued and outstanding common stock entitled to vote to take the following actions:

•	Pursuant to Article 3.2 of the Articles of Incorporation, to remove directors from the Board for cause, and

•	Pursuant to Article 5 of the Articles of Incorporation, to alter, amend or repeal the bylaws, including any bylaws adopted by the Board, and adopt new bylaws.

Proposed Amendments

If shareholders approve these amendments to the Articles of Incorporation, the holders of a majority of the total number of shares entitled to vote thereon will have the authority to (i) remove directors for cause and (ii) alter, amend, repeal or adopt bylaws, including any bylaws adopted by the board (the “Amendments”).

The board has already approved amendments to the Company’s bylaws to change the voting thresholds required to (i) remove directors for cause; (ii) call a special meeting of the shareholders; and (iii) alter, amend, repeal or adopt new bylaws, in each case from the affirmative vote of the holders of two-thirds of the shares of the Company’s total issued and outstanding common stock entitled to vote to the majority of the total number of votes entitled to vote, with such amendments to take effect upon the filing of the Amendments to the Articles of Incorporation with the Georgia Secretary of State. If this proposal is approved and after the Amendments become effective, the Company will no longer have any supermajority vote requirements under our governing documents or under Georgia law.

Rationale for Proposed Amendments

In January 2020, the board voted to approve the Amendments and to recommend that the Company’s shareholders approve the Amendments at the 2020 Annual Meeting of Shareholders.

The Company’s board is committed to strong corporate governance practices and regularly assesses ways to improve the Company’s practices. In determining whether to propose the Amendments, the board carefully considered various arguments in support of and against the Amendments. The board recognizes that a supermajority threshold for the removal of directors and amendment, repeal or adoption of bylaws may promote continuity and stability in the Company’s corporate governance practices. While the board continues to believe that these are important benefits, the board has also considered that supermajority requirements may have the effect of reducing the accountability of directors to shareholders, and recognizes the benefit of providing shareholders an opportunity to participate in corporate governance. The board also recognizes that a growing number of public companies have proposed eliminating supermajority voting requirements and these proposals have generally received strong support from shareholders.

GLOBAL PAYMENTS INC. | 2020 Proxy Statement  – 67

In view of the considerations described above, the board, upon the recommendation of its Governance and Nominating Committee, has unanimously determined to eliminate the supermajority voting threshold as proposed.

Text and Effectiveness of the Proposed Amendments

The complete text of the proposed amendments to Article III and Article V of the Articles of Incorporation is set forth below with deletions indicated by strike-throughs and additions indicated by underlining:

ARTICLE THREE

3.2 Removal. Directors may only be removed from the Board of Directors for cause and only at a special meeting of shareholders called for such a purpose by the affirmative vote of at least a majority ~~two thirds (2/3)~~ of the total number of votes of the then outstanding shares of the Corporation’s capital stock entitled to vote in the election of directors and only if notice of such proposal was contained in the notice of such meeting. Any vacancy in the Board of Directors resulting from such removal shall be filled in accordance with Section 3.3 hereof. For purposes of this Section, “cause” shall mean only (a) conviction of a felony, (b) declaration of unsound mind or order of a court, (c) gross dereliction of duty, (d) commission of an action involving moral turpitude, or (e) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

ARTICLE FIVE

AMENDMENT OF BYLAWS

Except as otherwise provided in this Article Five, the Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by (a) the affirmative vote of the holders of a majority ~~two thirds (2/3)~~ of the shares of stock then outstanding and entitled to vote in the election of directors, or (b) the Board of Directors of the Corporation, but any Bylaw adopted by the Board of Directors may be altered, amended, or repealed, or new Bylaws may be adopted, by the affirmative vote of the holders of a majority ~~two thirds (2/3)~~ of the shares of stock entitled to vote in the election of directors. The shareholders may prescribe, by so expressing in the action they take in amending or adopting any Bylaw or Bylaws, that the Bylaw or Bylaws so amended or adopted by them shall not be altered, amended or repealed by the Board Directors. Notwithstanding the foregoing, Section 4.05 of the Bylaws may not be modified, amended or repealed except by the affirmative vote of the holders of a majority of the shares of stock then outstanding and entitled to vote in the election of directors.

VOTE REQUIRED

The affirmative vote of shareholders holding a majority of our issued and outstanding shares of common stock is required to approve the proposed amendments.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL

OF THE AMENDMENTS TO GLOBAL PAYMENTS’ ARTICLES OF INCORPORATION TO

ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS.

68 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

Proposal Four: Ratification of Reappointment of Independent Registered Public Accounting Firm

We are asking you to ratify the reappointment of Deloitte for the year ending December 31, 2020. Ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by the SEC or NYSE rules, Georgia law, the Company’s articles of incorporation or the Company’s bylaws. However, the board of directors is submitting the selection of Deloitte to shareholders for ratification as a matter of good corporate practice. If a majority of shareholders fail to ratify the selection, the Audit Committee will consider the selection of other independent public accountants for the year ending December 31, 2020.

Our Board of Directors recommends that you vote FOR the following resolution:

RESOLVED, that the appointment by the Audit Committee of the Company’s board of directors of Deloitte as the independent registered public accounting firm for the Company, to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2020, is ratified and approved.

The Audit Committee selects our independent public accountants. Our Audit Committee has determined that it is in the best interest of our Company and its shareholders to continue to retain Deloitte, who served during 2019, to serve as our independent registered public accounting firm for the year ending December 31, 2020, and the board has ratified the selection. A representative of Deloitte is expected to be present at the annual meeting. The representative will be given the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

Report of the Audit Committee

In accordance with applicable SEC rules, the Audit Committee issued the following report on February 19, 2020. The Audit Committee consisted of the following members as of such date: William B. Plummer (Chair), Robert H.B. Baldwin, Jr., Connie D. McDaniel and John T. Turner, each of whom is independent under the listing standards of the NYSE and the applicable rules and regulations promulgated by the SEC. The duties and responsibilities of the Audit Committee are set forth in a written Audit Committee charter, which is available on the Investor Relations section of our website at www.globalpaymentsinc.com. The Audit Committee reviews the charter annually and, when appropriate, recommends any changes to the board for approval.

The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the board and to report the results of the Audit Committee’s activities to the board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and the independent registered public accounting firm (Deloitte) is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon.

The Audit Committee is directly responsible for the compensation, retention and oversight of the Company’s independent registered public accounting firm and meets with the Company’s internal auditors and independent registered public accounting firm, with and without management present (in person or by telephone), to discuss the scope, plan, status and results of their respective audits. In addition, the Audit Committee meets with management and the independent public accounting firm to review the Company’s financial results and earnings press releases related thereto prior to their issuance.

In 2019, the Audit Committee held five meetings. Meeting agendas are established by the Audit Committee Chair, based on input from the Chief Financial Officer and the Chief Accounting Officer. During 2019, among other things, the Audit Committee:

•	met with the senior members of the Company’s financial management team at each regularly scheduled meeting;

•

held separate private sessions, during its regularly scheduled meetings, with each of the Company’s General Counsel, the independent registered public accounting firm, and the head of Internal Audit, at

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which candid discussions regarding financial management, legal, accounting, auditing and internal control matters took place;

•	received periodic updates on management’s processes to assess the adequacy of the Company’s internal control over financial reporting and the framework used to make the assessment;

•	received periodic updates from management on the Company’s financial risk management practices;

•	reviewed and discussed with management and Deloitte the Company’s earnings releases and quarterly reports on Form 10-Q and annual report on Form 10-K prior to filing with the SEC;

•	reviewed and approved the Company’s internal audit plan; and

•	participated, with representatives of management and Deloitte, in educational sessions about various relevant topics of interest to the Audit Committee.

Deloitte has served as the Company’s independent registered public accounting firm since 2002. Before retaining Deloitte for the year ending December 31, 2020, the Audit Committee evaluated Deloitte’s performance with respect to its services to the Company provided during 2019. In conducting this evaluation, the Audit Committee reviewed and discussed with management matters related to Deloitte’s independence, technical expertise and industry knowledge. The Audit Committee also reviewed Deloitte’s communications with the Audit Committee during 2019 and considered Deloitte’s tenure. In addition, in order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent public accounting firm. The Audit Committee ensures that the mandated rotation of Deloitte’s personnel occurs routinely.

In keeping with its responsibilities and the performance of its oversight function, the members of the Audit Committee as of February 19, 2020 have reviewed and discussed with management and Deloitte our audited financial statements as of December 31, 2019 and for the twelve months then ended. The Audit Committee has discussed with Deloitte the matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence. In addition, the Audit Committee has considered the compatibility of non-audit services with Deloitte’s independence. Based on the reviews and discussions referred to above, the members of the Audit Committee as of February 19, 2020 recommended to the Board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for 2019 filed with the SEC.

AUDIT COMMITTEE

William B. Plummer (Chair)

Robert H.B. Baldwin, Jr.

Connie D. McDaniel

John T. Turner

Auditor Fees

The following table presents the aggregate fees for professional services rendered by Deloitte during 2019 and 2018:

	2019	2018

Audit fees	$6,512,400	$5,541,200

Audit-related fees	495,661	170,750

Tax fees	2,797,420	2,025,323

Other fees	—	—

Total	$9,805,481	$7,737,273

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Audit fees.    Audit fees represent fees for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and the services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Audit-related fees.    Audit-related fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included under “Audit fees” disclosed above. Each period includes fees for reports on service organization controls and other fees associated with various initiatives by the Company. In fiscal 2019, the fees were also for services provided in connection with our merger with TYSY. Specifically, the services in connection with the merger included consultations and procedures associated with the inclusion of unaudited pro forma condensed combined financial information in our Registration Statement on Form S-4 filed in connection with the merger.

Tax fees.    Tax fees represent fees for tax compliance, tax consulting and advisory services. In 2019, $639,250 of the fees were for tax return preparation and compliance, and $2,158,170 were for tax consulting and advisory services. In 2018, $236,248 of the fees were for tax return preparation and compliance, and $1,789,075 were for tax consulting and advisory services related primarily to compliance with the JOBS Act

Audit Committee Pre-approval Policies

The Audit Committee must approve any audit services and any permissible non-audit services provided by Deloitte prior to the commencement of the services, and is responsible for the audit fee negotiations associated with the engagement. In making its pre-approval determination, the Audit Committee considers whether providing the non-audit services is compatible with maintaining the auditor’s independence. To minimize relationships which could appear to impair the objectivity of the independent registered public accounting firm, it is generally the Audit Committee’s practice to restrict the non-audit services that may be provided to us by our independent public accounting firm to audit-related services, tax services and merger and acquisition due diligence and integration services, but other permissible non-audit services are approved on a case-by-case basis.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to approve non-audit services by the independent registered public accounting firm within the guidelines set forth above, provided that the fees associated with the applicable engagement are not anticipated to exceed $250,000. Any decision by the Chair to pre-approve non-audit services must be presented to the full Audit Committee for ratification at its next scheduled meeting. All of the services described above were approved by the Audit Committee in accordance with the foregoing policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

REAPPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT PUBLIC

ACCOUNTING FIRM.

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Additional Information

Relationships and Related Party Transactions

Related Party Transaction Policy

The board of directors has adopted a written policy for the review, approval or ratification of certain transactions with related parties of the Company. Transactions that are covered under the policy include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which: (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (2) the Company is a participant; and (3) any related party of the Company (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owners of Company stock, or their immediate family members) has or will have a direct or indirect material interest.

In determining whether to approve a related party transaction, the Audit Committee evaluates the relevant facts and circumstances, including the fairness of the terms of the transaction, the benefit of the transaction to the Company, the impact on a director or officer’s independence, the availability of the goods or services from other sources and other facts considered material by the Audit Committee.

The policy does not apply to transactions which occurred, or in the case of ongoing transactions, transactions which began prior to the date of the adoption of the policy by the board.

Related Party Transactions

Charles D. Todd, the brother of Paul M. Todd, the Company’s Senior Executive Vice President and Chief Financial Officer, is employed by the Company as a vice president and assistant treasurer following the completion of the merger with TSYS. Charles D. Todd received $198,892 in compensation from the Company during 2019.

A copy of our Annual Report on Form 10-K for 2019, including the financial statements and financial statement schedules (but without exhibits), will be provided, free of charge, upon written request of any shareholder addressed to Global Payments Inc., 3550 Lenox Road, Suite 3000 Atlanta, Georgia 30326, Attention: Investor Relations. Additionally, our Annual Report on Form 10-K is available on the SEC’s web site at www.sec.gov.

Shareholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering to that address a single proxy statement to those shareholders. This process, which is commonly referred to as “householding,” provides convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you notify us or your broker that you no longer wish to participate in householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You can notify us by sending a written request to Global Payments Inc., c/o Corporate Secretary, 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326 or by contacting Investor Relations at Investor.Relations@globalpay.com or (770) 829-8478.

Delinquent Section 16(a) Reports

Based solely on a review of copies of Forms 3 and 4 filed with the SEC, or written representations that no annual forms (Form 5) were required, we believe that, during 2019, all of our officers, directors and 10% shareholders complied with the reporting requirements of the SEC regarding their ownership and changes in ownership of our common stock (as required pursuant to Section 16(a) of the Exchange Act), with the following exceptions: a

72 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

Form 4 with respect to each of Messrs. Todd and Woods reported an incorrect number of shares owned as a result of an error by our third party equity plan administrator and had to be amended. All errors have been corrected in subsequent filings.

Shareholder List

We will maintain a list of shareholders entitled to vote at the annual meeting at our corporate offices at 3550 Lenox Road, Atlanta, GA 30326. The list will be available for examination at the annual meeting.

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Appendix A

Performance Metrics for Determining Short-Term Cash Incentives

In this proxy statement, we disclose performance goals related to cash incentive awards under our short-term incentive plan based on adjusted EPS, adjusted net revenue plus network fees and adjusted operating margin. These performance metrics, as used herein, are calculated for the sole purpose of determining compensation. Set forth below is a methodology for determining, and the rational for using, these terms.

Metric	Definition	Rationale for Use
Adjusted EPS

Adjusted EPS is calculated by dividing adjusted net income attributable to the Company, excluding the impact of foreign currency exchange rates, by the diluted weighted-average number of shares outstanding.

Adjusted net income attributable to the Company for 2019 reflects adjustments to remove (i) amortization of acquired intangibles; (ii) employee termination costs; (iii) acquisition and integration costs; (iv) share-based compensation expense; (v) a gain recognized on the partial sale of our investment in Brazil; (vi) charges from interest expense in connection with the merger with TSYS that relate to the bridge facility the Company entered into, the write-off of debt issuance fees in connection with the refinancing of our credit facility and interest expense, net of interest income on new senior notes attributable to the period between issuance and merger close; and (vii) the income tax effect of the aforementioned adjustments.

Adjusted EPS is a primary metric management uses to more clearly focus on the economic benefits to our core business and other factors we believe are pertinent to the daily management of our operations.

Adjusted Net Revenue Plus Network Fees

Adjusted net revenue plus network fees for 2019 excludes (i) gross-up related payments associated with certain lines of business to reflect the economic benefits to the Company; (ii) the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses, and includes certain amounts that we pay to third parties, including payment networks.

Adjusted net revenue plus network fees is used to set goals for and to determine incentive compensation.
Adjusted Operating Margin	Adjusted operating margin is calculated by dividing adjusted operating income, by adjusted net revenue plus network fees; both measures exclude the impact of foreign currency exchange rates.	Adjusted operating margin allows us to assess the quality and efficiency of our operations to promote a long-term outlook.

Adjusted EPS, adjusted net revenue plus network fees and adjusted operating margin should be considered in addition to, and not as a substitute for, GAAP diluted earnings per share, revenue and operating income, respectively. Because these performance metrics, as used herein, are calculated for the sole purpose of determining compensation, they may differ from the non-GAAP financial measures reported elsewhere in Company filings.

74 – GLOBAL PAYMENTS INC. | 2020 Proxy Statement

globalpayments

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date or the cut-off date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Global Payments Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date or the cut-off date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

E91286-P34767

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

GLOBAL PAYMENTS INC.

1. Election of Twelve Nominees as Directors:

GLOBAL PAYMENTS INC. 3550 LENOX ROAD, SUITE 3000 ATLANTA, GA 30326 SCAN TO VIEW MATERIALS & VOTE w Use VOTE the BY Internet INTERNET to transmit —www your .proxyvote voting instructions .com or scan and the for QR electronic Barcode delivery above of or information the cut-off date up until . Have 11:59 your P .proxy M. Eastern card in Time hand the when day before you access the meeting the web date site voting and follow instruction the instructions form. to obtain your records and to create an electronic ELECTRONIC If you would like DELIVERY to reduce OF the FUTURE costs incurred PROXY by MATERIALS Global Payments Inc. in mailing cards proxy and materials, annual you reports can consent electronically to receiving via e-mail all future or the proxy Internet statements, . To sign up proxy for electronic and, when delivery, prompted, please indicate follow that the instructions you agree to above receive to vote or access using shareholder the Internet communications electronically in future years. VOTE Use any BY touch PHONE -tone —1 telephone -800-690-6903 to transmit your voting instructions up until Have 11:59 your P.M ..proxy Eastern card Time in hand the day when before you call the and meeting then date follow or the the instructions cut-off date . . Mark, VOTE BY sign MAIL and date your proxy card and return it in the postage-paid 51 envelope Mercedes we have Way, provided Edgewood, or return NY 11717 it to. Vote Processing, c/o Broadridge, TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E91286-P34767 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GLOBAL PAYMENTS INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, AND 4. 1. Election of Twelve Nominees as Directors: For Against Abstain 1a. F. Thaddeus Arroyo ! ! ! For Against Abstain 1b. Robert H.B. Baldwin, Jr. ! ! ! 1i. William B. Plummer ! ! ! 1c. John G. Bruno ! ! ! 1j. Jeffrey S. Sloan ! ! ! 1d. Kriss Cloninger III ! ! ! 1k. John T. Turner ! ! ! 1e. William I Jacobs ! ! ! 1l. M. Troy Woods ! ! ! 1f. Joia M. Johnson ! ! ! 2. Approval, compensation on of an our advisory named executive basis, officers of the ! ! ! for 2019. 1g. Ruth Ann Marshall ! ! ! 3. Approval incorporation of amendments to eliminate to supermajority our articles of ! ! ! 1h. Connie D. McDaniel voting requirements. ! ! ! 4. R Deloitte a t i f i c a & t i Touche o n o f LLP t h e as a p our p o independent i n t m e n t o f ! ! ! For address changes and/or comments, please check this box public accounting firm for the year ending ! December 31, 2020. and write them on the back where indicated. The undersigned hereby acknowledges receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revokes all Proxies previously given by the undersigned for the ANNUAL MEETING. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders: The Notice and Proxy Statement and the 2019 Annual Report to Shareholders are available at: www.proxyvote.com E91287-P34767 GLOBAL PAYMENTS INC. 3550 LENOX ROAD, SUITE 3000, ATLANTA, GEORGIA 30326 ANNUAL MEETING OF SHAREHOLDERS OF GLOBAL PAYMENTS INC. TO BE HELD APRIL 29, 2020 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL PAYMENTS INC. By signing on the reverse side, I hereby appoint Jeffrey S. Sloan and David L. Green as Proxies, each of them singly and each with power of substitution, to vote all shares of Common Stock of Global Payments Inc. of the undersigned or with respect to which the undersigned is entitled to vote on March 6, 2020 at the ANNUAL MEETING OF SHAREHOLDERS OF GLOBAL PAYMENTS INC. to be held on April 29, 2020, and at any adjournments or postponements thereof. The Board of Directors is not aware of any matters likely to be presented for action at the Annual Meeting of Shareholders of Global Payments Inc., other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This Proxy is revocable at any time prior to its use. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, AND 4, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF YOU DO NOT VOTE BY PHONE OR OVER THE INTERNET, PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side.)

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 29, 2020. Meeting Information GLOBAL PAYMENTS INC. Meeting Type: Annual Meeting For holders as of: March 6, 2020 Date: April 29, 2020 Time: 9:30 a.m. EDT Location: 3550 Lenox Road Atlanta, GA 30326 You are receiving this communication because you hold shares in the company named above. GLOBAL PAYMENTS INC. 3550 LENOX ROAD, SUITE 3000 This is not a ballot. You cannot use this notice to vote these ATLANTA, GA 30326 shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. P34767 See proxy the materials reverse and side voting of this instructions notice to obtain . E91289—

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT 2019 ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 15, 2020 to facilitate timely delivery. How To Vote SCAN TO VIEW MATERIALS & VOTE w Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. P34767 Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. E91290—

Voting Items THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, AND 4. 1. Election of Twelve Nominees as Directors: 2. Approval, on an advisory basis, of the compensation of our named executive 1a. F. Thaddeus Arroyo officers for 2019. 3. Approval of amendments to our articles of 1b. Robert H.B. Baldwin, Jr. incorporation to eliminate supermajority voting requirements. 1c. John G. Bruno 4. Ratification of the appointment of Deloitte & Touche LLP as our independent 1d. Kriss Cloninger III public accounting firm for the year ending December 31, 2020. 1e. William I Jacobs 1f. Joia M. Johnson 1g. Ruth Ann Marshall 1h. Connie D. McDaniel 1i. William B. Plummer 1j. Jeffrey S. Sloan 1k. John T. Turner 1l. M. Troy Woods—P34767 E91291

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